NAQI LOGIX INC.

SUBSCRIPTION AGREEMENT

INSTRUCTIONS TO SUBSCRIBER

1. All subscribers must complete all the information in the boxes on page 2 of this Agreement and sign where indicated with an "X".

2. If you are resident in Canada or otherwise subject to Canadian securities laws, and you are subscribing as an "accredited investor" (as defined under applicable Canadian securities laws) you must complete and sign Exhibit "A" - Accredited Investor Certificate, together with a completed Appendix A to Exhibit "A", and Appendix B to Exhibit "A", if applicable. Exhibit "A" does not have to be completed by U.S. Purchasers1.

3. If you are a U.S. Purchaser, you must complete and sign Exhibit "B" - United States Purchaser Questionnaire as attached to the Subscription Agreement.

4. If you are resident outside of Canada and the United States, you must complete and sign "Exhibit "C" - International Investor Certificate as attached to the Subscription Agreement.

5. All subscribers must complete all the information the Exhibit "D" - AML Certificate as attached to this Agreement and sign where indicated.

6. All subscribers must complete and sign Exhibit "A" - Adoption Agreement to Right of First Refusal and Co-Sale Agreement attached to Schedule "A"- Right of First Refusal and Co-Sale Agreement of this Agreement.

7. All subscribers must complete and sign Exhibit "A" - Adoption Agreement to the Shareholder Rights Agreements attached to Schedule "B"- Shareholder Rights Agreement of this Agreement.

8. All subscribers must complete and sign Exhibit "A" - Adoption Agreement to the Voting Agreement attached to Schedule "C"-Voting Agreement of this Agreement. Make payment to the Issuer pursuant to the instructions provided by Novation Solutions Inc. dba Dealmaker ("Dealmaker"), the technology agent engaged by the Issuer in connection with this offering to process this subscription agreement.

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1A "U.S. Purchaser" means a subscriber for Shares that (a) was in United States, (b) any person that receives or received an offer of the Shares while in the United States, and (c) any person that is in the United States at the time the buy order was made or this Agreement was executed or delivered; provided, however, that "U.S. Purchaser shall not include any persons excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) of Regulation S or persons holding accounts excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) of Regulation S, solely in their capacities as holders of such accounts.

NAQI LOGIX INC.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase from Naqi Logix Inc. (the "Issuer") that number of Voting Common shares of the Issuer (the " Shares") set out below at a price of US$2.00 per Share (the "Offering"). The Subscriber must invest a minimum of $1,500.00; however, the Issuer reserves the right to waive this minimum in its sole discretion. The Subscriber agrees to be bound by the terms and conditions set forth in the attached "Terms and Conditions of Subscription for Shares".

Full legal name of Subscriber (including middle name(s), for individuals):	Number of securities: Voting Common Shares Aggregate Subscription Price: $0.00 USD

TYPE OF OWNERSHIP:
(Name of Subscriber)	If the Subscriber is individual: If the Subscriber is not an individual:

By:
(Authorized Signature)	☐ Individual
☐ Joint Tenant
(Official Capacity or Title, if the Subscriber is not	☐ Tenants in Common
an individual)	☐ Community Property

(Name of individual whose signature appears above if different than the name of the Subscriber printed above.)	If interests are to be jointly held:
Name of the Joint Subscriber:

Social Security Number of the Joint Subscriber:

(Subscriber's Residential Address, including Province/State and Postal/Zip Code)	Check this box if the securities will be held in a custodial account: ☐
Type of account:

Taxpayer Identification Number	EIN of account:

Address of account provider:
(Telephone Number)

(Offline Investor) (E-Mail Address)

ACCEPTANCE

The Issuer hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement (including the Terms and Conditions and Exhibits attached hereto).

Dated as of

Naqi Logix Inc.

By:

Authorized Signing

Officer

TERMS AND CONDITIONS OF SUBSCRIPTION FOR VOTING COMMON SHARES OF

NAQI LOGIX INC.

1. SUBSCRIPTION

1.1 On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Subscriber hereby irrevocably subscribes for and agrees to purchase the number of Shares set forth on page 2 hereof at a price per Share of US$2.00 (such subscription and agreement to purchase being the "Subscription") for aggregate proceeds of the Subscription Amount shown on page 2 of this subscription agreement (the "Agreement"), which is tendered herewith, on the basis of the representations and warranties and subject to the terms and conditions set forth in this Agreement. The Subscriber must invest a minimum of $1,500.00; however, the Issuer reserves the right to waive this minimum in its sole discretion.

1.2 The Issuer hereby agrees to sell the Shares to the Subscriber on the basis of the representations and warranties and subject to the terms and conditions set forth in this Agreement. Subject to the terms of this Agreement, the Agreement will be effective upon its acceptance by the Issuer.

2. PAYMENT

2.1 The Subscription Amount must accompany this Subscription and shall be made pursuant to the instructions provided on Dealmaker. The Subscriber authorizes the Issuer to treat the Subscription Amount as an interest free loan until the closing of the Offering (the "Closing") and the Subscriber authorizes the Issuer to release the Subscription Amount to the Issuer prior to the Closing.

2.2 The Subscriber acknowledges and agrees that this Agreement, the Subscription Amount and any other documents delivered in connection herewith will be held by or on behalf of the Issuer. In the event that this Agreement is not accepted by the Issuer for whatever reason, which the Issuer expressly reserves the right to do, the Subscription Amount (without interest thereon) and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth on page 2 of this Agreement.

3. DOCUMENTS REQUIRED FROM ISSUER AND SUBSCRIBER

3.1 The Subscriber must complete, sign and return to the Issuer the following documents:

(a) an executed copy of this Agreement;

(b) if the Subscriber is resident in Canada or otherwise subject to Canadian securities laws (a "Canadian Purchaser"), the Accredited Investor Certificate, attached hereto as Exhibit A;

(c) if the Subscriber is a U.S. Purchaser (as that term is defined in Exhibit B), a United States Purchaser Questionnaire (the "U.S. Questionnaire") attached hereto as Exhibit B;

(d) if the Subscriber is resident outside of Canada and the United States, the International Investor Certificate as attached hereto as "Exhibit "C";

(e) the AML Certificate, attached hereto Exhibit "D";

(f) Exhibit "A" - Adoption Agreement to Right of First Refusal and Co-Sale Agreement attached to Schedule "A"- Right of First Refusal and Co-Sale Agreement of this Agreement;

(g) Exhibit "A" - Adoption Agreement to the Shareholder Rights Agreements attached to Schedule "B"- Shareholder Rights Agreement of this Agreement;

(h) Exhibit "A" - Adoption Agreement to the Voting Agreement attached to Schedule "B"-Voting Agreement of this Agreement; and

(i) such other supporting documents that the Issuer or its legal counsel may require.

3.2 The Subscriber shall complete, sign and return to the Issuer as soon as possible, on request by the Issuer, any additional documents, questionnaires, notices and undertakings as may be required by any regulatory authorities and applicable law.

3.3 Both parties to this Agreement acknowledge and agree that Osler, Hoskin & Harcourt LLP and Nauth LPC have acted as counsel only to the Issuer and is not protecting the rights and interests of the Subscriber. The Subscriber acknowledges and agrees that the Issuer, Osler, Hoskin & Harcourt LLP and Nauth LPC have given the Subscriber the opportunity to seek, and are hereby recommending that the Subscriber obtain, independent legal advice with respect to the subject matter of this Agreement and, further, the Subscriber hereby represents and warrants to the Issuer, Osler, Hoskin & Harcourt LLP and Nauth LPC that the Subscriber has sought independent legal advice or waives such advice.

4. ACKNOWLEDGEMENTS AND AGREEMENTS OF SUBSCRIBER

4.1 The Subscriber acknowledges and agrees that:

(a) the decision to execute this Agreement and acquire the Shares agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Issuer;

(b) the Subscriber understands and agrees that the Issuer and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements contained in this Agreement and the exhibits attached hereto, as applicable, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Issuer;

(c) all of the information which the Subscriber has provided to the Issuer is correct and complete as of the date this Agreement is signed, and if there should be any change in such information prior to the Closing, the Subscriber will immediately provide the Issuer with such information;

(d) the Issuer is entitled to rely on the representations and warranties of the Subscriber contained in this Agreement and the exhibits attached hereto, as applicable, and the Subscriber will hold harmless the Issuer from any loss or damage it or they may suffer as a result of the Subscriber's failure to correctly complete this Agreement or the exhibits attached hereto, as applicable;

(e) the Subscriber has been advised to consult the Subscriber's own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Issuer is not in any way responsible) for compliance with:

(i) any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Shares hereunder, and

(ii) applicable resale restrictions;

(f) the Subscriber understands and agrees that there may be material tax consequences to the Subscriber of an acquisition or disposition of the Shares, and that the Issuer gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under federal, state, provincial, local or foreign tax law of the Subscriber's acquisition or disposition of the Shares;

(g) the Issuer is not a reporting issuer as that term is defined in applicable securities legislation nor will it become a reporting issuer in any jurisdiction in Canada following completion of the Offering and, as a result:

(i) the Issuer will not be subject to the continuous disclosure requirements under the securities legislation of Canada, including the requirements relating to the production and filing of audited financial statements and other financial information, and

(ii) any applicable hold periods under applicable Canadian securities legislation may never expire, and the Shares may be subject to restrictions on resale for an indefinite period of time;

(h) upon the issuance thereof, and until such time as the same is no longer required under applicable Canadian securities laws and regulations, any certificates representing the Shares will bear legends setting out resale restrictions under applicable securities legislation, and unless permitted under applicable securities legislation, the Shares may not be traded before the date that is four months and a day after (i) the date of closing, and (ii) the date the Issuer became a reporting issuer in any province or territory.

(i) the Issuer will make a notation on its records or give instructions to the registrar and transfer agent of the Issuer, if applicable, in order to implement the restrictions on transfer set forth and described in this Agreement;

(j) the Subscriber is purchasing the Shares as principal and not for the benefit of any other Person, or is deemed to be purchasing the Shares as principal under applicable securities laws, or if the Subscriber is purchasing as agent or trustee for a beneficial purchaser, such agent or trustee is purchasing the Shares as principal and for the benefit of any other person, or is deemed under applicable securities laws to be purchasing the Shares as principal;

(k) if the Subscriber is resident in, or is otherwise subject to the securities laws of a jurisdiction of Canada, then:

(i) such Subscriber is purchasing the Shares as an "accredited investor" within the meaning of NI 45-106, or as agent for a beneficial purchaser disclosed on page 2 of this Agreement, and such disclosed beneficial purchaser is an "accredited investor" within the meaning of NI 45-106;

(ii) such Subscriber, or the beneficial purchaser for whom such Subscriber is contracting hereunder is, as the case may be, a person, other than an individual or an investment fund, that has net assets of at least $5,000,000 as shown on such Subscriber or beneficial purchaser's most recently prepared financial statements, as applicable, was not, or the beneficial purchaser for whom such Subscriber is contracting was not, as the case may be, created or used solely to purchaser or hold securities as an accredited investor in paragraph (m) of the definition of "accredited investor" in NI 45-106; and

(iii) such Subscriber has completed, executed and delivered a certificate in the form attached as Exhibit A, hereto, together with a complete Appendix A to Exhibit "A" and, if applicable, Appendix B to Exhibit "A";

(l) unless the Subscriber is a U.S. Purchaser, the Subscriber, has not received or been provided with or had delivered a prospectus, registration statement, offering memorandum (within the meaning of applicable securities laws) or any document purporting to describe the business and affairs of the Issuer which has been prepared for review by prospectus purchasers to assist in making an investment decision in respect of the Shares; and that the decision to enter into this Subscription Agreement and to purchase the Shares from the Issuer is based entirely upon this Agreement and not upon any other verbal or written representation as to fact or otherwise made by or on behalf of the Issuer;

(m) the Subscriber acknowledges and agrees that there is no ready public market for the Shares and that there is no guarantee that a market for their resale will ever exist. The Subscriber must bear the economic risk of this investment indefinitely and the Issuer has no obligation to list the Shares on any market or take any steps (including registration under the Securities Act of 1933, as amended (the "1933 Act") or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Shares. The Subscriber acknowledges that the Subscriber is able to bear the economic risk of losing the Subscriber's entire investment in the Shares. The Subscriber also understands that an investment in the Issuer involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of the Shares;

(n) the Issuer has advised the Subscriber that the Issuer is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Shares through a person registered to sell securities under provincial securities legislation and other applicable Canadian securities laws, as a consequence of acquiring the Shares pursuant to such exemption, certain protections, rights and remedies provided by the applicable securities legislation including the various provincial securities acts, including statutory rights of rescission or damages, will not be available to the Subscriber;

(o) no Canadian securities commission or similar regulatory authority in Canada has reviewed or passed on the merits of any of the Shares;

(p) there is no government or other insurance covering any of the Shares;

(q) there are restrictions under Canadian securities laws on the Subscriber's ability to resell the Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with such restrictions before selling any of the Shares;

(r) this Agreement is not enforceable by the Subscriber unless it has been accepted by the Issuer, and the Subscriber acknowledges and agrees that the Issuer reserves the right to reject any Subscription for any reason whatsoever;

(s) the Issuer is not an investment fund within the meaning of the Securities Act (British Columbia). No commission or finder's fee has been or shall be paid to any director, officer, founder or control person of the Issuer or of an affiliate of the Issuer in connection with the issuance of the Shares hereunder;

(t) if the Subscriber is resident in or subject to the laws of Canada, the Issuer has made sufficient inquiry into and has obtained all relevant information and documentation required in order to assess and accept the Subscriber's qualification as a qualified investor under NI 45-106 - Prospectus Exemptions;

(u) the Subscriber acknowledges that the price of the Shares was set by the Issuer on the basis of the Issuer's internal valuation and no warranties are made as to value;

(v) the Issuer has engaged Dalmore Group LLC, as the broker-dealer (the "Broker-Dealer") to offer the Shares to prospective U.S. Purchasers (as defined in Exhibit B) on a best-efforts basis. The Issuer has agreed to pay the Broker-Dealer selling commissions of one percent (1.0%) of the gross offering proceeds in the United States.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ISSUER

5.1 The Issuer represents and warrants to the Subscriber that the following are true as of the Closing (and acknowledges that the Subscriber is relying upon those representations and warranties in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated herein):

(a) The Issuer is a corporation duly organized, validly existing and in good standing under the Business Corporations Act (British Columbia) and has all the necessary corporate power, authority and capacity required: (i) to carry on its business as presently conducted and as presently proposed to be conducted; and (ii) to enter into this Agreement, and to perform its obligations hereunder. The Issuer is duly qualified to transact business and is in good standing under the laws of each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, affairs, operations, assets (including intellectual property and other intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise), property or capital of the Issuer, whether or not arising in the ordinary course of business and whether or not attributable to any change in conditions relating to economic, financial, currency, exchange, market or otherwise (a "Material Adverse Effect").

(b) The execution, delivery and performance by the Issuer of this Agreement has been duly authorized by all necessary corporate action on the part of the Issuer. This Agreement constitutes valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with its terms except as limited by (i) bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws generally affecting the enforceability of creditors' rights; and (ii) the effect of rules of law governing the availability of equitable remedies, and will not violate or conflict with the terms of any restriction, agreement or undertaking of the Issuer.

(c) The execution, delivery and performance of this Agreement by the Issuer and the completion of the transactions contemplated in this Agreement do not and will not result in or constitute a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of: (i) any of the terms, conditions or provisions of the articles of the Issuer or any resolution of the shareholders or directors of the Issuer; (ii) any agreement, instrument, contract, lease, note, indenture, mortgage or purchase order to which it is a party; (iii) any judgement, order, writ or decree of any court or governmental entity; or (iv) any applicable law. The execution, delivery and performance of the Agreement by the Issuer and the completion of the transactions contemplated in this Agreement will not result in the creation of any lien, charge or encumbrance upon any assets of the Issuer or the suspension, revocation, forfeiture or nonrenewal of any material permit or license applicable to the Issuer.

(d) no "bad actor" disqualifying event described in Rule 506(d)(1)(i)-(viii) of the 1933 Act (a "Disqualification Event") is applicable to the Issuer, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3), is applicable.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER

6.1 The Subscriber hereby represents and warrants to and covenants with the Issuer (which representations, warranties and covenants shall survive the Closing) that:

(a) unless the Subscriber is a U.S. Purchaser and has concurrently herewith completed, executed and delivered Exhibit B, the Subscriber is not in the United States, the Subscriber (and any person acting on its behalf) did not receive an offer to purchase the Shares in the United States, and the individuals making the order to purchase the Shares and executing and delivering this Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Agreement was executed and delivered;

(b) no "bad actor" disqualifying event described in Rule 506(d)(1)(i)-(viii) of the 1933 Act (a "Disqualification Event") is applicable to the Subscriber, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3), is applicable;

(c) the Subscriber is knowledgeable of, or has been independently advised as to, the applicable laws of the securities regulators having application in the jurisdiction in which the Subscriber is resident which would apply to the offer and sale of the Shares, including any restrictions with respect to the trading in, and the restricted period or statutory hold period applicable to the Shares imposed by the applicable securities laws of the jurisdiction in which the Subscriber resides or to which such Subscriber is subject;

(d) the Subscriber is purchasing the Shares pursuant to an exemption from the prospectus requirement or equivalent requirements under applicable laws or, if such is not applicable, the Subscriber is permitted to purchase the Shares under the applicable laws of the securities regulators in the jurisdiction in which the Subscriber resides without the need to rely on any exemption;

(e) if the Subscriber is not a resident in Canada or the United States;

(i) the applicable laws of the authorities in the jurisdiction in which the Subscriber resides do not require the Issuer to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the jurisdiction in which the Purchaser resides in connection with the offer, issue, sale or resale of any of the Shares;

(ii) the purchase of the Shares by the Subscriber does not trigger:

A. any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

B. any continuous disclosure reporting obligation of the Issuer in the International Jurisdiction; and

(iii) the Subscriber will, if requested by the Issuer, deliver to the Issuer a certificate or opinion of local counsel from the jurisdiction in which the Purchaser resides which will confirm the matters referred to in subparagraphs (i), and (ii) above to the satisfaction of the Issuer, acting reasonably;

(f) the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporate entity, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Subscriber;

(g) the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(h) the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(i) the Subscriber has received and carefully read this Agreement;

(j) the Subscriber is aware that an investment in the Issuer is speculative and involves certain risks, including the possible loss of the entire investment;

(k) the Subscriber has made an independent examination and investigation of an investment in the Shares and the Issuer and agrees that the Issuer will not be responsible in any way whatsoever for the Subscriber's decision to invest in the Shares and the Issuer;

(l) the Subscriber is not an underwriter of, or dealer in, any of the Shares, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares or any of them;

(m) no person has made to the Subscriber any written or oral representations:

(i) that any person will resell or repurchase any of the Shares,

(ii) that any person will refund the purchase price of any of the Shares, or

(iii) as to the future price or value of any of the Shares; and

(n) the Subscriber acknowledges and agrees that the Issuer shall not consider the Subscriber's Subscription for acceptance unless the undersigned provides to the Issuer, along with an executed copy of this Agreement:

(i) the Accredited Investor Certificate attached hereto as Exhibit A, if applicable;

(ii) the United States Purchaser Questionnaire attached hereto as Exhibit B, if applicable; and

(iii) such other supporting documentation that the Issuer or its legal counsel may request to establish the Subscriber's qualification as a qualified investor.

7. REPRESENTATIONS AND WARRANTIES WILL BE RELIED UPON

7.1 The Issuer and the Subscriber each acknowledge that the acknowledgements, representations and warranties made by it contained herein are made with the intention that they may be relied upon by the parties and their legal counsel in determining (i) the Subscriber's willingness to purchase the Shares and (ii) the Subscriber's eligibility to purchase the Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Shares under applicable securities legislation. The Subscriber further agrees that by accepting delivery of the certificates representing the Shares, it will be representing and warranting that the acknowledgements, representations and warranties contained herein are true and correct as of the date hereof and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Shares.

8. RESALE RESTRICTIONS

8.1 The Subscriber acknowledges that any resale of the Shares will be subject to resale restrictions contained in Canadian securities legislation applicable to the Issuer, the Subscriber and any proposed transferee.

9. LEGENDING AND REGISTRATION OF SUBJECT SHARES

9.1 The Subscriber hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Shares will bear a legend in substantially the following form in addition to any legends required pursuant to the Shareholders Agreements:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES MUST NOT TRADE THE SECURITIES BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF: (I) THE DATE OF ISSUE, AND (II) THE DATE THE ISSUER BECOMES A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY IN CANADA.

9.2 The Subscriber hereby acknowledges and agrees to the Issuer making a notation on its records or giving instructions to the registrar and transfer agent of the Issuer, if applicable, in order to implement the restrictions on transfer set forth and described in this Agreement.

10. COLLECTION OF PERSONAL INFORMATION

10.1 The Subscriber acknowledges and consents to the fact that the Issuer is collecting the Subscriber's personal information for the purpose of fulfilling this Agreement and completing the Offering. The Subscriber's personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) may be disclosed by the Issuer to (a) stock exchanges or securities regulatory authorities, (b) the Issuer's registrar and transfer agent, (c) Canadian tax authorities, (d) authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and (e) any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering. By executing this Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber's personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) for the foregoing purposes and to the retention of such personal information for as long as permitted or required by law or business practice. Notwithstanding that the Subscriber may be purchasing Shares as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the nature and identity of such undisclosed principal, and any interest that such undisclosed principal has in the Issuer, all as may be required by the Issuer in order to comply with the foregoing.

Furthermore, the Subscriber is hereby notified that:

(a) the Issuer may deliver to any securities commission having jurisdiction over the Issuer, the Subscriber or this subscription, including any Canadian provincial securities commissions and/or the SEC (collectively, the "Commissions") certain personal information pertaining to the Subscriber, including such Subscriber's full name, residential address and telephone number, the number of shares or other securities of the Issuer owned by the Subscriber, the number of Shares purchased by the Subscriber and the total purchase price paid for such Shares, the prospectus exemption relied on by the Issuer and the date of distribution of the Shares,

(b) such information is being collected indirectly by the Commissions under the authority granted to them in securities legislation,

(c) such information is being collected for the purposes of the administration and enforcement of the securities laws, and

(d) the Subscriber may contact the following public official in British Columbia with respect to questions about the British Columbia Securities Commission's indirect collection of such information at the following address and telephone number:

British Columbia Securities Commission
701 West Georgia Street

P.O. Box 10142, Pacific Centre
Vancouver, B.C. V7Y 1L2

Telephone: 604-899-6854 or 1-800-373-6393 (toll free across Canada)

11. COSTS

11.1 The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

12. GOVERNING LAW

12.1 This Agreement is exclusively governed by the laws of the Province of British Columbia and the federal laws of Canada applicable thereto. The Subscriber, in its personal capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia.

13. SURVIVAL

13.1 This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Subscriber pursuant hereto.

14. ASSIGNMENT

14.1 This Agreement is not transferable or assignable.

15. FUNDS

15.1 All funds are set out in U.S. dollars.

16. SEVERABILITY

16.1 The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

17. ENTIRE AGREEMENT

17.1 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Issuer or by anyone else.

18. NOTICES

18.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by electronic mail or facsimile. Notices to the Subscriber and the Issuer shall be directed to the addresses set out in this Agreement.

19. COUNTERPARTS AND ELECTRONIC MEANS

19.1 This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic mail or facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

[End of Subscription Agreement]

EXHIBIT "A"

ACCREDITED INVESTOR CERTIFICATE

TO BE COMPLETED BY ACCREDITED INVESTORS RESIDENT IN OR SUBJECT TO THE LAWS OF A JURISDICTION OF CANADA

The categories listed herein contain certain specifically defined terms. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any category below, please contact your broker and/or legal advisor before completing this certificate.

TO: NAQI LOGIX INC.

In connection with the purchase of Shares (the "Shares") of Naqi Logix Inc. (the " Issuer"), the undersigned hereby represents, warrants and certifies to the Issuer (and acknowledges that the Issuer is relying thereon) that:

a. the Purchaser (the undersigned or, if the undersigned is purchasing the Shares as agent on behalf of a disclosed beneficial purchaser, such beneficial purchaser being referred to herein as the "Purchaser") is resident in Canada or is subject to the securities laws of a Province or Territory of Canada;

b. the Purchaser is purchasing the Shares as principal for its own account or is deemed under National Instrument 45-106 - Prospectus Exemptions of the Canadian Securities Administrators ("NI 45-106") to be purchasing the Shares as principal, or the purchaser is duly authorized to purchase the Shares and to execute and deliver all documentation in connection with the purchase on behalf of each beneficial purchaser, each of whom is purchasing as principal for its own account, not for the benefit of any other person;

c. the Purchaser is an "accredited investor" within the meaning of NI 45-106 and/or s. 73.3(1) of the Securities Act (Ontario) (the "OSA"), by virtue of satisfying the indicated criterion as set out in Appendix "A" to this certificate, and the undersigned agrees and covenants to provide the Issuer with such reasonable information as the Issuer may request from time to time to confirm that the undersigned qualifies for the category of accredited investor selected in Appendix "A" to this certificate. (YOU MUST ALSO INITIAL OR PLACE A CHECK-MARK ON THE APPROPRIATE LINE IN APPENDIX "A" ATTACHED TO THIS CERTIFICATE);

d. the Purchaser was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of "accredited investor" in NI 45-106;

e. if the Purchaser is relying on paragraph (j), (k) or (l) of the definition of "accredited investor", the Purchaser has delivered to the Issuer a completed and executed risk acknowledgment form in form attached hereto as Appendix B; and

f. upon execution of this Exhibit "A" by the Purchaser, this Exhibit "A" and all Appendices thereto shall be incorporated into and form part of the subscription agreement to which this Exhibit "A" is attached.

The undersigned represents and warrants that the above representations and warranties will be true and correct both as of the execution of this certificate and as of the closing time of the purchase and sale of the Shares and acknowledges that they will survive the completion of the issue of the Shares.

The undersigned acknowledges that the foregoing representations and warranties are made by the undersigned with the intent that they be relied upon in determining the suitability of the Purchaser as a purchaser of the Shares and that this certificate is incorporated into and forms part of the subscription agreement and the undersigned undertakes to immediately notify the Issuer of any change in any statement or other information relating to the Issuer set forth herein which takes place prior to the closing time of the purchase and sale of the Shares.

DATED:

INVESTOR:	(Print Full Name of Entity or Individual)

By:

(Signature)

Name:

(If signing on behalf of entity)

Title:

(If signing on behalf of entity)

APPENDIX "A"

TO ACCREDITED INVESTOR CERTIFICATE

Accredited Investors only: Please check the appropriate box and initial.

☐ (a) a Canadian financial institution, or a Schedule III bank;

☐ (b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐ (c) a subsidiary of any Person referred to in paragraphs (a) or (b), if the Person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐ (d) a Person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a Person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐ (e) an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a Person referred to in paragraph (d);

☐ (e.1) an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐ (f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

☐ (g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec;

☐ (h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐ (i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐ (j) an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CDN$1,000,000;

☐ (j.1) an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000;

☐ (k) an individual whose net income before taxes exceeded CDN$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐ (l) an individual who, either alone or with a spouse, has net assets of at least CDN$5,000,000;

☐ (m) a Person, other than an individual or investment fund, that has net assets of at least CDN$5,000,000 as shown on its most recently prepared financial statements and that has not been created or used solely to purchase or hold securities as an accredited investor;

☐ (n) an investment fund that distributes or has distributed its securities only to (i) a Person that is or was an accredited investor at the time of the distribution, (ii) a Person that acquires or acquired securities in the circumstances referred to in sections 2.10 (Minimum amount investment) and 2.19 (Additional investment in investment funds) of NI 45-106, or (iii) a Person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 (Investment fund reinvestment) of NI 45-106;

☐ (o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐ (p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐ (q) a Person acting on behalf of a fully managed account managed by that Person, if that Person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

☐ (r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐ (s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

☐ (t) a Person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are Persons that are accredited investors;

☐ (u) an investment fund that is advised by a Person registered as an adviser or a Person that is exempt from registration as an adviser;

☐ (v) a Person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or Ontario; or

☐ (w) a trust established by an accredited investor for the benefit of the accredited investor's family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor's spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor's spouse or of that accredited investor's former spouse.

APPENDIX "B"

FORM 45-106F9

RISK ACKNOWLEDGEMENT FORM FOR

INDIVIDUAL ACCREDITED INVESTORS

WARNING! This investment is risky. Do not invest unless you can afford to lose all the money you pay for this investment.

Section 1 - TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of Securities: Voting Common Shares	Issuer: Naqi
Logix
Inc. (the
"Issuer")
Purchased from: The Issuer
Sections 2 to 4 - TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your Initials
Risk of loss - You could lose your entire investment of $
Liquidity risk - You may not be able to sell your investment quickly - or at all.
Lack of information - You may receive little or no information about your investment.
Lack of advice - You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your Initials
· Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
· Your net income before taxes combined with your spouse's was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.
· Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.

· Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)
4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and Last Name (please print):
Signature:
Date:
Section 5 - TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]
First and Last Name of Salesperson (please print):
Telephone:	Email:
Name of Firm (if registered):
Section 6 - TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment

For more information about this investment / the Issuer:

Naqi Logix Inc.

c/o Osler, Hoskin & Harcourt LLP

1055 West Hastings Street, Suite 1700 Vancouver, BC V6E 2E9

Attention: Mark Godsy

Email: magodsy@shaw.ca

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

EXHIBIT "B"

UNITED STATES PURCHASER QUESTIONNAIRE

TO: Naqi Logix Inc. (the "Corporation")

You are a U.S. Purchaser (as defined below) and (check one of the below):

☐ an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the 1933 Act (a "U.S. Accredited Investor") meeting one of the requirements in Part A below (please complete Part A); or

☐ not a U.S. Accredited Investor and the Aggregate Subscription Price is no more than 10% of the greater of your annual income or net worth. You represent that to the extent you have any questions with respect to your status as a U.S. Accredited Investor, or the application of the investment limits, you have sought professional advice.

A "U.S. Purchaser" means a subscriber for Shares that (a) was in United States, (b) any person that receives or received an offer of the Shares while in the United States, and (c) any person that is in the United States at the time the buy order was made or this Agreement was executed or delivered; provided, however, that "U.S. Purchaser shall not include any persons excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) of Regulation S or persons holding accounts excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) of Regulation S, solely in their capacities as holders of such accounts.

Capitalized terms used herein but not otherwise defined have the meaning ascribed to such terms in the Subscription Agreement to which this Exhibit B is attached and forms a part.

Part A

In connection with the purchase of Shares of the Issuer by the undersigned subscriber, or, as the case may be, the disclosed principal on behalf of whom the Investor is contracting for, (the "Investor"), the Investor hereby represents, warrants, covenants and certifies to the Issuer (and acknowledges that the Company and its counsel are relying thereon) that it is a U.S. Accredited Investor that satisfies one or more of the categories of "accredited investor" as indicated below:

☐ (i) A bank, as defined in Section 3(a)(2) of the U.S. Securities Act;

a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; An investment company registered under the United States Investment Company Act of 1940; or A business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958;A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; or an employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended, in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self directed plan, with investment decisions made solely by persons that are Accredited Investors;

☐ (ii) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐ (iii) an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, partnership, or limited liability company not formed for the specific purpose of acquiring the Shares, with total assets in excess of US$5,000,000;

☐ (iv) +a director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ (v) a natural person whose individual net worth, or joint net worth with that person's spouse or spouse equivalent, at the time of his purchase, exceeds US$1,000,000 (Note: for purposes of calculating net worth under this paragraph: (i) the person's primary residence shall not be included as an asset, (ii) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability) and (iii) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of sale of the Shares shall be included as a liability);

☐ (vi) A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse or spousal equivalent in excess of U.S. $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

☐ (vii) A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the U.S. Securities Act;

☐ (viii) An entity in which all of the equity owners are U.S. Accredited Investors;

☐ (ix) a natural person who holds one of the following licenses in good standing: General Securities

Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);

☐ (x) An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; or

☐ (xi) An investment adviser relying on the exemption from registering with tthe SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940; or

☐ (xii) A rural business investment company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐ (xiii) An entity, of a type not listed herein, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐ (xiv) A "family office," as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940

(17 CFR 275.202(a)(11)(G)-1):

(i) With assets under management in excess of $5,000,000,

(ii) That is not formed for the specific purpose of acquiring the securities offered, and

(iii) Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐ (xv) A "family client," as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in category 23 above and whose prospective investment in the issuer is directed by such family office as referenced above;

☐ (xvi) A natural person who is a "knowledgeable employee," as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of such Act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of such Act; or

The foregoing representation and warranty is true and accurate as of the date of this certificate and will be true and accurate as of the closing of the Closing and the issuance of the Shares to the Investor. If any such representation or warranty shall not be true and accurate at the closing of the Closing, the undersigned shall give immediate written notice of such fact to the Issuer.

DATED:

INVESTOR:	(Print Full Name of Entity or Individual)

By: (Signature) Name: (If signing on behalf of entity) Title: (If signing on behalf of entity)

EXHIBIT "C"

INTERNATIONAL INVESTOR CERTIFICATE

FOR SUBSCRIBERS RESIDENT OUTSIDE OF CANADA AND THE UNITED STATES

TO:	Naqi Logix Inc. (the "Corporation")

The undersigned (the "Subscriber") represents covenants and certifies to the Corporation that:

i. the Subscriber (and if the Subscriber is acting as agent for a disclosed principal, such disclosed principal) is not resident in Canada or the United States or subject to applicable securities laws of Canada or the United States;

ii. the issuance of the securities in the capital of the Corporation under this agreement (the "Securities" ) by the Corporation to the Subscriber (or its disclosed principal, if any) may be effected by the Corporation without the necessity of the filing of any document with or obtaining any approval from or effecting any registration with any governmental entity or similar regulatory authority having jurisdiction over the Subscriber (or its disclosed principal, if any);

iii. the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of the jurisdiction which would apply to this subscription, if there are any;

iv. the issuance of the Securities to the Subscriber (and if the Subscriber is acting as agent for a disclosed principal, such disclosed principal) complies with the requirements of all applicable laws in the jurisdiction of its residence;

v. the applicable securities laws do not require the Corporation to register the Securities, file a prospectus or similar document, or make any filings or disclosures or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the international jurisdiction;

vi. the purchase of the Securities by the Subscriber, and (if applicable) each disclosed beneficial subscriber, does not require the Corporation to become subject to regulation in the Subscriber's or disclosed beneficial subscriber's jurisdiction, nor does it require the Corporation to attorn to the jurisdiction of any governmental authority or regulator in such jurisdiction or require any translation of documents by the Corporation;

vii. the Subscriber will not sell, transfer or dispose of the Securities except in accordance with all applicable laws, including applicable securities laws of Canada and the United States, and the Subscriber acknowledges that the Corporation shall have no obligation to register any such purported sale, transfer or disposition which violates applicable Canadian or United States securities laws; and

viii. the Subscriber will provide such evidence of compliance with all such matters as the Corporation or its counsel may request.

The Subscriber acknowledges that the Corporation is relying on this certificate to determine the Subscriber's suitability as a purchaser of securities of the Corporation. The Subscriber agrees that the representations, covenants and certifications contained to this certificate shall survive any issuance of Securities and warrants of the Corporation to the Subscriber.

The statements made in this Form are true and accurate as of the date hereof.

DATED:

INVESTOR:	(Print Full Name of Entity or Individual)

By: (Signature) Name: (If signing on behalf of entity) Title: (If signing on behalf of entity)

EXHIBIT "D"

AML Certificate

By executing this document, the client certifies the following:

If an Entity:

1. I am the of the Entity, and as such have knowledge of the matters certified to herein;

2. the Entity has not taken any steps to terminate its existence, to amalgamate, to continue into any other jurisdiction or to change its existence in any way and no proceedings have been commenced or threatened, or actions taken, or resolutions passed that could result in the Entity ceasing to exist;

3. the Entity is not insolvent and no acts or proceedings have been taken by or against the Entity or are pending in connection with the Entity, and the Entity is not in the course of, and has not received any notice or other communications, in each case, in respect of, any amalgamation, dissolution, liquidation, insolvency, bankruptcy or reorganization involving the Entity, or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer with respect to all or any of its assets or revenues or of any proceedings to cancel its certificate of incorporation or similar constating document or to otherwise terminate its existence or of any situation which, unless remedied, would result in such cancellation or termination;

4. the Entity has not failed to file such returns, pay such taxes, or take such steps as may constitute grounds for the cancellation or forfeiture of its certificate of incorporation or similar constating document;

5. if required, the documents uploaded to the DealMaker portal are true certified copies of the deed of trust, articles of incorporation or organization, bylaws and other constating documents of the Entity including copies of corporate resolutions or by-laws relating to the power to bind the Entity;

6. The Client is the following type of Entity:

7. The names and personal addresses as applicable for the entity in Appendix 1 are accurate.

All subscribers:

Dealmaker Account number: (Offline Investor)

If I elect to submit my investment funds by an electronic payment option offered by DealMaker, I hereby agree to be bound by DealMaker's Electronic Payment Terms and Conditions (the "Electronic Payment Terms"). I acknowledge that the Electronic Payment Terms are subject to change from time to time without notice.

Notwithstanding anything to the contrary, an electronic payment made hereunder will constitute unconditional acceptance of the Electronic Payment Terms, and by use of the credit card or ACH/EFT payment option hereunder, I: (1) authorize the automatic processing of a charge to my credit card account or debit my bank account for any and all balances due and payable under this agreement; (2) acknowledge that there may be fees payable for processing my payment; (3) acknowledge and agree that I will not initiate a chargeback or reversal of funds on account of any issues that arise pursuant to this investment and I may be liable for any and all damages that could ensue as a result of any such chargebacks or reversals initiated by myself.

DATED:

INVESTOR:	(Print Full Name of Investor)

By: (Signature) Name of Signing Officer (if Entity): Title of Signing Officer (if Entity):

Appendix 1 - Subscriber Information

For the Subscriber and Joint Holder (if applicable)

Name	Address	Date of Birth (if an Individual)	Taxpayer Identification Number

For a Corporation or entity other than a Trust (Insert names and addresses below or attach a list)

1. One Current control person of the Organization:

Name	Address	Date of Birth	Taxpayer Identification Number

2. Unless the entity is an Estate or Sole Proprietorship, list the Beneficial owners of, or those exercising direct or indirect control or direction over, more than 25% of the voting rights attached to the outstanding voting securities or the Organization:

Name	Address	Date of Birth	Taxpayer Identification Number

For a Trust (Insert names and addresses or attach a list)

1. Current trustees of the Organization:

Name	Address	Date of Birth	Taxpayer Identification Number

________________________________________________________

NAQI LOGIX INC.

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

________________________________________________________

1

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

THIS RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (the "Agreement") is made as of April 12, 2021 by and among Naqi Logix Inc., a corporation existing under the Business Corporations Act (British Columbia) (the "Company") and those shareholders of the Company listed on Schedule A (together with any subsequent shareholders, or any transferees, who become parties hereto pursuant to Section 6.10 or 6.12) (the "Shareholders").

RECITALS

WHEREAS, the Shareholders own all of the outstanding shares in the capital of the Company;

AND WHEREAS, the Shareholders and the Company desire to provide each Shareholder with certain rights in accordance with the terms of this Agreement, including, among other rights, a Right of First Refusal and a Right of Co-Sale.

NOW, THEREFORE, the parties agree as follows:

1. Definitions.

1.1 "Affiliate" means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2 "Articles" means the articles and notice of articles of the Company, as amended from time to time.

1.3 "Associate" means, with respect to any natural person: (a) a body corporate, if such natural person beneficially owns, directly or indirectly, voting securities carrying more than 50% of the voting rights attached to all voting securities of such body corporate; (b) a trust or estate for the benefit of such natural person or one or more of such natural person's Immediate Family Members; (c) a registered retirement savings plan of such natural person; or (d) an Immediate Family Member of such natural person.

1.4 "Board" means the board of directors of the Company.

1.5 "Capital Shares" means (a) Common Shares (whether now outstanding or hereafter issued in any context), (b) Common Shares issued or issuable upon conversion of any other class or series of shares in the capital of the Company, and (c) Common Shares issued or issuable upon exercise or conversion, as applicable, of share options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Shareholder. For purposes of the number of Capital Shares held by a Shareholder (or any other calculation based thereon), all shares in the capital of the Company convertible into Common Shares, if any, shall be deemed to have been converted into Common Shares at the then applicable conversion ratio.

1.6 "Change of Control" means a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from the Shareholders, shares in the capital of the Company representing more than 50% of the outstanding voting power of the Company.

1.7 "Common Shares" means collectively, the Voting Common Shares and the Non-Voting Common Shares.

1.8 "Company Notice" means written notice from the Company notifying the Selling Shareholder that the Company intends to exercise its Right of First Refusal as to some or all of the Transfer Shares with respect to any Proposed Shareholder Transfer.

1.9 "Competitor" means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in substantially the same business as the Company, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than 20% of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of such Competitor.

1.10 "Constating Documents" means the certificate of incorporation, the certificate of change of name, notice of articles and articles of the Company, together with any amendments thereto or replacements thereof from time to time.

1.11 "Deemed Liquidation Event" means, unless the holders of a majority of the outstanding voting shares in the capital of the Company, elect otherwise by written notice sent to the Company at least 10 days prior to the effective date of any such event:

(a) an amalgamation or arrangement in which:

(a) the Company is a constituent party; or

(b) a subsidiary of the Company is a constituent party and the

Company issues shares in its capital pursuant to such amalgamation or arrangement,

except any such amalgamation or arrangement involving the Company or a subsidiary of the Company in which the shares in the capital of the Company outstanding immediately prior to such amalgamation or arrangement continue to represent, or are converted into or exchanged for shares that represent, immediately following such amalgamation or arrangement, at least a majority, by voting power, of the outstanding voting shares in the capital of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such amalgamation or arrangement, the parent corporation of such surviving or resulting corporation; or

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

1.12 "Equity Incentive Plan" means any equity incentive plan, share purchase plan, employee share option plan, or similar arrangement that is approved by the Board as it may be amended from time to time.

1.13 "Founders" means Mark A. Godsy, Vladimiro Cernetig, Gary A. Roshak, Thomas Dean, Almaz Nanjappa, Satya Narayana Jaddu, Scott Dunlop, Brant Pidvidic, Victor Joseph Allgeier, Srinivasa Rao Edara, Amar Pal Gampa, Grace Wiranata, Sai Hardhik Jaddu, Olaf Strassner, Robert Aaron Fashler, David Segal, Robert Thomas Payne, Osman Sinan Tumer and The Harrisburg University of Science and Technology, collectively (for so long as such individual is a Shareholder), and their exempt transferees (pursuant to Section 3.1) that are Shareholders (for so long as they are Shareholders); and "Founder" means any one of them.

1.14 "Holding Company" means a body corporate that is a party to this Agreement and is controlled by an individual that is also a party to this Agreement.

1.15 "including" (or "includes") means including (or includes) without limitation.

1.16 "Immediate Family Member" means, with respect to a natural person, a child, stepchild, grandchild, parent, stepparent, grandparent, Spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of such natural person.

1.17 "Major Shareholder" means any Shareholder holding at least 5% of the votes attached to the outstanding voting shares in the capital of the Company, on an as converted and fully diluted basis.

1.18 "Non-Voting Common Shares" means the Non-Voting Common shares in the capital of the Company.

1.19 "Person" means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.20 "Principal" means, generally, a Person that is a party to this Agreement who controls a Holding Company;

1.21 "Proposed Shareholder Transfer" means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Shares (or any interest therein) proposed by any of the Shareholders.

1.22 "Proposed Transfer Notice" means written notice from a Shareholder setting forth the terms and conditions of a Proposed Shareholder Transfer.

1.23 "Prospective Transferee" means any person to whom a Shareholder proposes to make a Proposed Shareholder Transfer.

1.24 "Right of Co-Sale" means the right, but not an obligation, of a Major Shareholder to participate in a Proposed Shareholder Transfer by a Shareholder on the terms and conditions specified in the Proposed Transfer Notice.

1.25 "Right of First Refusal" means the right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Transfer Shares with respect to a Proposed Shareholder Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

1.26 "Secondary Notice" means written notice from the Company notifying the Selling Shareholder and the other Shareholders that the Company does not intend to exercise its Right of First Refusal as to all Transfer Shares with respect to any Proposed Shareholder Transfer.

1.27 "Secondary Refusal Right" means the right, but not an obligation, of each Major Shareholder to purchase up to its pro rata portion (based upon the total number of Capital Shares then held by all Major Shareholders) of any Transfer Shares not purchased pursuant to the Right of First Refusal, on the terms and conditions specified in the Proposed Transfer Notice.

1.28 "Selling Shareholder" means any Shareholder who proposes to make a Proposed Shareholder Transfer.

1.29 "Shareholder Notice" means written notice from a Shareholder notifying the Company and the Selling Shareholder that such Shareholder intends to exercise its Secondary Refusal Right as to a portion of the Transfer Shares with respect to any Proposed Shareholder Transfer.

1.30 "Shareholder Rights Agreement" means the Shareholder Rights Agreement among the Company and its shareholders dated as of the date hereof, as the same may be amended, restated or replaced from time to time.

1.31 "Spouse" means, in relation to any Person who is an individual, any Person to whom that Person is married or with whom that Person is living in a conjugal relationship outside of marriage.

1.32 "Supermajority Holders" means two or more Shareholders of record holding in aggregate, at the time of reference, shares to which are attached more than two-thirds of the votes attached to the outstanding voting shares in the capital of the Company.

1.33 "Transfer Shares" means Capital Shares owned by a Shareholder, or issued to a Shareholder after the date hereof (including in connection with any share split, share dividend, recapitalization, reorganization, or the like).

1.34 "Triggering Event" means, with respect to an individual:

(a) such individual has his or her employment or engagement terminated for cause or breach, as applicable; or

(b) such individual has his or her employment or engagement

terminated without cause or for convenience, as applicable, or resigns.

1.35 "Undersubscription Notice" means written notice from a Major Shareholder notifying the Company and the Selling Shareholder that such Major Shareholder intends to exercise its option to purchase all or any portion of the Transfer Shares not purchased pursuant to the Right of First Refusal or the Secondary Refusal Right.

1.36 "Voting Agreement" means the Voting Agreement among the Company and its shareholders dated as of the date hereof, as the same may be amended, restated or replaced from time to time.

1.37 "Voting Common Shares" means the Voting Common shares in the capital of the Company.

2. Agreement Among the Company and the Shareholders.

2.1 Right of First Refusal.

(a) Grant. Subject to the terms of Section 3, each Shareholder hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of Transfer Shares that such Shareholder may propose to transfer in a Proposed Shareholder Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

(b) Notice. Each Shareholder proposing to make a Proposed Shareholder Transfer must deliver a Proposed Transfer Notice to the Company and each other Shareholder no later than 30 days prior to the consummation of such Proposed Shareholder Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Shareholder Transfer and the identity of the Prospective Transferee. To exercise its Right of First Refusal under this Section 2, the Company must deliver a Company Notice to the Selling Shareholder within 10 days after delivery of the Proposed Transfer Notice. In the event of a conflict between this Agreement and any other agreement that may have been entered into by a Shareholder with the Company that contains a pre-existing right of first refusal, the Company and the Shareholder acknowledge and agree that the terms of this Agreement shall control and the pre-existing right of first refusal shall be deemed satisfied by compliance with Section 2.1(a) and this Section 2.1(b).

(c) Grant of Secondary Refusal Right to Shareholders. Subject to the terms of Section 3, each Shareholder hereby unconditionally and irrevocably grants to the Major Shareholders a Secondary Refusal Right to purchase all or any portion of the Transfer Shares not purchased by the Company pursuant to the Right of First Refusal, as provided in this Section 2.1(c). If the Company does not intend to exercise its Right of First Refusal with respect to all Transfer Shares subject to a Proposed Shareholder Transfer, the Company must deliver a Secondary Notice to the Selling Shareholder and to each Major Shareholder to that effect no later than 10 days after the Selling Shareholder delivers the Proposed Transfer Notice to the Company. To exercise its Secondary Refusal Right, a Major Shareholder must deliver a Shareholder Notice to the Selling Shareholder and the Company within 10 days after the Company's deadline for its delivery of the Secondary Notice.

(d) Undersubscription of Transfer Shares. If options to purchase have been exercised by the Company and the Major Shareholders with respect to some but not all of the Transfer Shares by the end of the 10-day period specified in the last sentence of Section 2.1(c)) (the "Shareholder Notice Period"), then the Company shall, immediately after the expiration of the Shareholder Notice Period, send written notice to those Major Shareholders who fully exercised their Secondary Refusal Right within the Shareholder Notice Period (the "Exercising Shareholder"). Each Exercising Shareholder shall, subject to the provisions of this Section 2.1(d), have an additional option to purchase all or any part of the balance of any such remaining unpurchased Transfer Shares on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Shareholder must deliver an Undersubscription Notice to the Selling Shareholder and the Company within 10 days after the expiration of the Shareholder Notice Period (the "Undersubscription Notice Period"). In the event there are two or more such Exercising Shareholders that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase under this Section 2.1(d) shall be allocated to such Exercising Shareholders pro rata based on the number of Transfer Shares such Exercising Shareholders have elected to purchase pursuant to the Secondary Refusal Right (without giving effect to any Transfer Shares that any such Exercising Shareholder has elected to purchase pursuant to the Undersubscription Notice). If the options to purchase the remaining shares are exercised in full by the Exercising Shareholders, the Company shall immediately notify all of the Exercising Shareholders and the Selling Shareholder of that fact.

(e) Forfeiture of Rights. Notwithstanding the foregoing, if the total number of Transfer Shares that the Company and the Major Shareholders have agreed to purchase in the Company Notice, Shareholder Notices and Undersubscription Notices is less than the total number of Transfer Shares, then the Company and the Major Shareholders shall be deemed to have forfeited any right to purchase such Transfer Shares, and the Selling Shareholder shall be free to sell all, but not less than all, of the Transfer Shares to the Prospective Transferee on terms and conditions substantially similar to (and in no event more favourable than) the terms and conditions set forth in the Proposed Transfer Notice, it being understood and agreed that (i) any such sale or transfer shall be subject to the other terms and restrictions of this Agreement, including the terms and restrictions set forth in Sections 2.2 and 6.10(b); (ii) any future Proposed Shareholder Transfer shall remain subject to the terms and conditions of this Agreement, including this Section 2; and (iii) such sale shall be consummated within 60 days after receipt of the Proposed Transfer Notice by the Company and, if such sale is not consummated within such 60 day period, such sale shall again become subject to the Right of First Refusal and Secondary Refusal Right on the terms set forth herein.

(f) Consideration; Closing. If the consideration proposed to be paid for the Transfer Shares is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Board and as set forth in the Company Notice. If the Company or any Major Shareholder cannot for any reason pay for the

Transfer Shares in the same form of non-cash consideration, the Company or such Major Shareholder may pay the cash value equivalent thereof, as determined in good faith by the Board and as set forth in the Company Notice. The closing of the purchase of Transfer Shares by the Company and the Shareholders shall take place, and all payments from the Company and the other Shareholders shall have been delivered to the Selling Shareholder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Shareholder Transfer and (ii) 30 days after delivery of the Proposed Transfer Notice.

2.2 Right of Co-Sale.

(a) Exercise of Right. If any Transfer Shares of a Selling Shareholder, which are subject to a Proposed Shareholder Transfer, are not purchased pursuant to Section 2.1 and thereafter are to be sold to a Prospective Transferee, each Major Shareholder may elect to exercise its Right of Co-Sale and participate on a pro rata basis in the Proposed Shareholder Transfer as set forth in Section 2.2(b) and, subject to Section 2.2(d), otherwise on the same terms and conditions specified in the Proposed Transfer Notice. Each Major Shareholder who desires to exercise its Right of Co-Sale (each, a "Participating Shareholder") must give such Selling Shareholder written notice to that effect within 10 days after the Shareholder Notice Period or the Undersubscription Notice Period, as applicable, and upon giving such notice such Participating Shareholder shall be deemed to have effectively exercised the Right of Co-Sale.

(b) Shares Includable. Each Participating Shareholder may include in the Proposed Shareholder Transfer all or any part of such Participating Shareholder's Capital Shares equal to the product obtained by multiplying (i) the aggregate number of Transfer Shares subject to the Proposed Shareholder Transfer by (ii) a fraction, the numerator of which is the number of Capital Shares owned by such Participating Shareholder immediately before consummation of the Proposed Shareholder Transfer, and the denominator of which is the total number of Capital Shares owned, in the aggregate, by all Participating Shareholders immediately prior to the consummation of the Proposed Shareholder Transfer, plus the number of Transfer Shares held by such Selling Shareholder. To the extent one or more of the Participating Shareholders exercise such right of participation in accordance with the terms and conditions set forth herein, the number of Transfer Shares that such Selling Shareholder may sell in the Proposed Shareholder Transfer shall be correspondingly reduced.

(c) Purchase and Sale Agreement. The terms and conditions of any Proposed Shareholder Transfer in accordance with Section 2.2 shall be memorialized in, and governed by, a written purchase and sale agreement with the Prospective Transferee (the "Purchase and Sale Agreement") with customary terms and provisions for such a transaction, and the Participating Shareholders and such Selling Shareholder shall enter into such Purchase and Sale Agreement as a condition precedent to any sale or other transfer in accordance with this Section 2.2.

(d) Allocation of Consideration.

(i) Subject to Section 2.2(d)(ii), the aggregate consideration payable to the Participating Shareholders and such Selling Shareholder shall be allocated based on the number of Capital Shares sold to the Prospective Transferee by each Participating Shareholder and such Selling Shareholder as provided in Section 2.2(b), provided that if a Participating Shareholder wishes to sell any shares convertible into Common Shares, the price set forth in the Proposed Transfer Notice shall be appropriately adjusted based on the conversion ratio of such shares into Common Shares.

(ii) In the event that the Proposed Shareholder Transfer constitutes a Change of Control, the terms of the Purchase and Sale Agreement shall provide that the aggregate consideration from such transfer shall be allocated to the Participating Shareholders and such Selling Shareholder in accordance with the liquidation preferences set forth in the Articles as if (1) such transfer was a Deemed Liquidation Event and (2) the Capital Shares sold in accordance with the Purchase and Sale Agreement were the only Capital Shares outstanding. In the event that a portion of the aggregate consideration payable to the Participating Shareholder(s) and such Selling Shareholder is placed into escrow, the Purchase and Sale Agreement shall provide that (x) the portion of such consideration that is not placed in escrow (the "Initial Consideration") shall be allocated in accordance with the Articles as if the Initial Consideration were the only consideration payable in connection with such transfer and (y) any additional consideration which becomes payable to the Participating Shareholder(s) and such Selling Shareholder upon release from escrow shall be allocated in accordance with the Articles after taking into account the previous payment of the Initial Consideration as part of the same transfer.

(e) Purchase by Selling Shareholder; Deliveries. Notwithstanding Section 2.2(c), if any Prospective Transferee refuses to purchase securities subject to the Right of Co-Sale from any Participating Shareholder or upon the failure to negotiate in good faith a Purchase and Sale Agreement reasonably satisfactory to the Participating Shareholders, such Selling Shareholder may not sell any Transfer Shares to such Prospective Transferee unless and until, simultaneously with such sale, such Selling Shareholder purchases all securities subject to the Right of Co-Sale from such Participating Shareholder on the same terms and conditions (including the proposed purchase price) as set forth in the Proposed Transfer Notice and as provided in Section 2.2(d)(i); provided, however, if such sale constitutes a Change of Control, the portion of the aggregate consideration paid by such Selling Shareholder to such Participating Shareholder shall be made in accordance with the first sentence of Section 2.2(d)(ii). In connection with such purchase by such Selling Shareholder, such Participating Shareholder shall deliver to such Selling Shareholder a share certificate or certificates, properly endorsed for transfer, representing the Capital Shares being purchased by such Selling Shareholder. Each such share certificate delivered to such Selling Shareholder will be transferred to the Prospective Transferee against payment therefore in consummation of the sale of the Transfer Shares pursuant to the terms and conditions specified in the Proposed Transfer Notice, and such Selling Shareholder shall concurrently therewith remit or direct payment to each such Participating Shareholder the portion of the aggregate consideration to which each such Participating Shareholder is entitled by reason of its participation in such sale as provided in this Section 2.2(e).

(f) Additional Compliance. If any Proposed Shareholder Transfer is not consummated within 60 days after receipt of the Proposed Transfer Notice by the Company, such Selling Shareholder proposing the Proposed Shareholder Transfer may not sell any Transfer Shares unless they first comply in full with each provision of this Section 2. The exercise or election not to exercise any right by any other Shareholder hereunder shall not adversely affect its right to participate in any other sales of Transfer Shares subject to this Section 2.2.

2.3 Effect of Failure to Comply.

(a) Transfer Void; Equitable Relief. Any Proposed Shareholder Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Shares not made in strict compliance with this Agreement).

(b) Violation of First Refusal Right. If any Shareholder becomes obligated to sell any Transfer Shares to the Company or any other Major Shareholder under this Agreement and fails to deliver such Transfer Shares in accordance with the terms of this Agreement, the Company and/or such other Major Shareholder may, at its option, in addition to all other remedies it may have, send to such first Shareholder the purchase price for such Transfer Shares as is herein specified and transfer to the name of the Company or such other Major Shareholder (or request that the Company effect such transfer in the name of such other Major Shareholder) on the Company's books the certificate or certificates representing the Transfer Shares to be sold.

(c) Violation of Co-Sale Right. If any Selling Shareholder purports to sell any Transfer Shares in contravention of the Right of Co-Sale (a "Prohibited Transfer"), each other Shareholder who desires to exercise its Right of Co-Sale under Section 2.2 may, in addition to such remedies as may be available by law, in equity or hereunder, require such Selling Shareholder to purchase from such other Shareholder the type and number of Capital Shares that such other Shareholder would have been entitled to sell to the Prospective Transferee had the Prohibited Transfer been effected in compliance with the terms of Section 2.2. The sale will be made on the same terms, including as provided in Section 2.2(d)(i) and the first sentence of Section 2.2(d)(ii), as applicable, and subject to the same conditions as would have applied had such Selling Shareholder not made the Prohibited Transfer, except that the sale (including the delivery of the purchase price) must be made within 90 days after such other Shareholder learns of the Prohibited Transfer, as opposed to the timeframe prescribed in Section 2.2. Such Selling Shareholder shall also reimburse such other Shareholder for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such other Shareholder's rights under Section 2.2.

2.4 Triggering Events.

(a) Notwithstanding anything to the contrary in this Agreement, in the case of any Shareholder that has acquired his, her or its Common Shares pursuant to any Equity Incentive Plan, then if such Shareholder who is an individual, or if the Principal of such Shareholder, who is an employee or consultant of the Company or a subsidiary, experiences a Triggering Event, then the Company shall be entitled, subject to the remainder of this Section 2.4(a), to purchase within a period of one year from such Triggering Event, and such Shareholder (or the Shareholder controlled by such terminated Principal) and his, her or its Prospective Transferees (for purposes of this Section 2.4, the "Defaulting Shareholder") shall sell, all or any part thereof, of the Common Shares beneficially owned by such Defaulting Shareholder that were issued pursuant to an Equity Incentive Plan: (X) in the case of (b) in the definition of "Triggering Event", at the price determined in accordance with Section 2.4(c) or (Y) in the case of (a) in the definition of "Triggering Event", for the original issue price of such Common Shares.

(b) Upon the occurrence of a Triggering Event with respect to a Defaulting Shareholder or a Founder:

(a) such Defaulting Shareholder or such Founder shall lose all rights that have been personally granted to such Defaulting Shareholder or Founder under this Agreement (and not all Shareholders or holders of a specific class of Common Shares), the Voting Agreement and the Shareholder Rights Agreement if any; and

(b) such Defaulting Shareholder or such Founder hereby irrevocably appoints the Company or in the case of a Defaulting Shareholder that is a Founder, any other Founder that is not a Defaulting Shareholder, as his, her or its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote and exercise all voting, consent and similar rights of such Defaulting Shareholder or such Founder (including any rights to approve any amendments to this Agreement, the Voting Agreement or the Shareholder Rights Agreement), in a manner consistent with all resolutions passed, consents given or recommendations made by the Board, and/or sign any shareholder resolutions or amendments to shareholder agreements (including this Agreement), with respect to all of the Common Shares that now are or hereafter registered in the name of, and/or beneficially owned by, such Defaulting Shareholder or such Founder, as the case may be. The proxies and powers granted by each such Defaulting Shareholder or such Founder, as the case may be, pursuant to this Section 2.4(b) are coupled with an interest and are given to secure the performance of each Defaulting Shareholder's or such Founder's obligations and duties under this Agreement. Such proxy and power of attorney shall be irrevocable for so long as such Defaulting Shareholder or such Founder holds any Common Shares and shall survive the death, incompetency, disability, bankruptcy or dissolution of such Defaulting Shareholder or such Founder and the subsequent holders of his, her or its Common Shares (except, for greater clarity, with respect to those Common Shares transferred pursuant to Section 2.4(a)).

(c) The purchase price payable for any Common Shares to be transferred at a price determined pursuant to Section 2.4(a) (X) shall be equal to the fair market value of such Common Shares, determined as at the date of the event which gives rise to the right of purchase or sale, in good faith by the Board.

3. Exempt Transfers.

3.1 Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 2.1 and 2.2 shall not apply: (a) in the case of a Shareholder that is an entity, upon a transfer by such Shareholder to its shareholders, members, partners or other equity holders, (b) to a repurchase of Transfer Shares from a Shareholder by the Company or the Company's Affiliates at a price no greater than that originally paid by such Shareholder for such Transfer Shares and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board, or (c) in the case of a Shareholder that is a natural person, upon a transfer of Transfer Shares by such Shareholder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her Spouse, child (natural or adopted), any other direct lineal descendant of such Shareholder (or his or her Spouse) or any other Immediate Family Member (all of the foregoing collectively referred to as "family members"), or any other person approved by the Board, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Shareholder or any such family members; provided that in the case of clause (a) or (c), such Shareholder shall deliver prior written notice to the Company and the other Shareholders of such transfer and such Transfer Shares shall at all times remain subject to the terms and restrictions set forth in this Agreement, shall be subject to such voting arrangements as may be reasonably required by the Board, and such transferee shall, as a condition to such issuance, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Shareholder (but only with respect to the securities so transferred to the transferee), including the obligations of a Shareholder with respect to Proposed Shareholder Transfers of such Transfer Shares pursuant to Section 2. The parties further confirm, acknowledge and agree that in the case of clause (a) or (c), such Transfer Shares shall at all times remain subject to the provisions of Section 2.4(a) (the "Repurchase Right") and that if a Triggering Event occurs with respect to the Shareholder that effected the relevant Transfer, such Transfer Shares shall remain subject to the Repurchase Right, notwithstanding the Transfer.

3.2 Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 2 shall not apply to the sale of any Transfer Shares (a) to the public in an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, or a prospectus filed with any Canadian securities regulatory authorities (an "IPO") or (b) pursuant to a Deemed Liquidation Event.

3.3 Prohibited Transferees. Notwithstanding the foregoing, no Shareholder shall transfer any Transfer Shares to (a) any Competitor or (b) any customer, distributor or supplier of the Company, if the Board should determine that such transfer would result in such customer, distributor or supplier receiving information that would place the Company at a competitive disadvantage with respect to such customer, distributor or supplier.

4. Legend. Each certificate representing Capital Shares held by the Shareholders or issued to any Prospective Transferee in connection with a transfer permitted by this Agreement shall be endorsed with the following legend:

"THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE SHAREHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF SHARES IN THE CAPITAL OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

The Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to above in this Section 4 to enforce the provisions of this Agreement, and the Company shall promptly do so. The legend shall be removed upon termination of this Agreement at the request of the Shareholder.

5. Lock-Up.

5.1 Agreement to Lock-Up. Each Shareholder shall not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days), or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (a) the publication or other distribution of research reports and (b) analyst recommendations and opinions, including the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Capital Shares held immediately prior to the effectiveness of the registration statement for the IPO or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Capital Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Capital Shares or other securities, in cash or otherwise. The foregoing provisions of this Section 5 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Shareholders if all officers, directors and holders of more than 1% of the outstanding Common Shares (on a fully-diluted and as-converted to Common Share basis) enter into similar agreements. Subject to applicable law, the underwriters in connection with the IPO are intended third-party beneficiaries of this Section 5 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Shareholder shall execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this Section 5 or that are necessary to give further effect thereto.

5.2 Stop Transfer Instructions. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Capital Shares of each Shareholder (and transferees and assignees thereof) until the end of such restricted period.

6. Miscellaneous.

6.1 Term. This Agreement (other than Section 5 in the case of clause (a) below) shall automatically terminate upon the earlier of (a) immediately prior to the consummation of an IPO and (b) the consummation of a Deemed Liquidation Event.

6.2 Share Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any share dividend, split, combination or other recapitalization affecting the Capital Shares occurring after the date of this Agreement.

6.3 Ownership. Each Shareholder represents and warrants that such Shareholder is the sole legal and beneficial owner of the Capital Shares subject to this Agreement and that no other person or entity has any interest in such shares.

6.4 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the courts of the Province of British Columbia for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the courts of the Province of British Columbia, and (c) hereby waive, and agree not to assert, by way of motion, as a defence, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

6.5 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.6 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by email or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their mailing address, email address or facsimile number as set forth in the corporate records of the Company, as the case may be, or to such mailing address, email address or facsimile number as subsequently modified by written notice given in accordance with this Section 6.6. If notice is given to the Company, it shall be sent to c/o Osler, Hoskin & Harcourt LLP, 1055 West Hastings Street, Suite 1700, Vancouver, British Columbia, V6E 2E9, Attn: Mark Godsy; email: magodsy@shaw.ca; and a copy (which shall not constitute notice) shall also be sent to Osler, Hoskin & Harcourt LLP, 1055 West Hastings Street, Suite 1700, Vancouver, British Columbia, V6E 2E0, Attn. Mark Longo, facsimile: (778) 785-2745; email: mlongo@osler.com.

6.7 Entire Agreement. This Agreement (including any schedules and exhibits hereto), together with the Shareholder Rights Agreement and the Voting Agreement all as may be amended, modified, restated or replaced from time to time, constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and all other written or oral agreements relating to the subject matter hereof existing between the parties are expressly canceled.

6.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non- defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.9 Amendment; Waiver and Termination. This Agreement may be amended, modified or terminated (other than pursuant to Section 6.1) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company and (b) the Supermajority Holders, provided that the consent of a particular Shareholder shall be required for any amendment or waiver if such amendment or waiver either (i) is directly applicable to the unique rights of such Shareholder set forth in the Agreement or (ii) adversely affects the rights of such Shareholder in a manner that is different than the effect on the rights of the other Shareholders holding the same class or series, as the case may be, of Capital Shares. Any amendment, modification, termination or waiver so effected shall be binding upon the Company and the Shareholders and all of their respective heirs, attorneys, guardians, estate trustees, executors, trustees, successors (including any successor by reason of amalgamation of any party) and permitted assigns whether or not such party, heir, attorney, guardian, estate trustee, executor, trustee, successor or permitted assign entered into or approved such amendment, termination or waiver. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. Notwithstanding the foregoing, Schedule A may be amended by the Company from time to time to add information regarding additional Shareholders or to reflect transfers or repurchases of shares in the capital of the Company or changes to the names of the parties without the consent of the other parties hereto.

6.10 Assignment of Rights.

(a) The terms and conditions of this Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, attorneys, guardians, estate trustees, executors, trustees, successors (including any successor by reason of amalgamation of any party) and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective heirs, attorneys, guardians, estate trustees, executors, trustees, successors (including any successor by reason of amalgamation of any party) and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Any heir, attorney, guardian, estate trustee, executor, trustee, successor (including any successor by reason of amalgamation of any party) or permitted assignee of any Shareholder, including any Prospective Transferee who purchases Transfer Shares in accordance with the terms hereof, shall deliver to the Company and the other Shareholders, as a condition to any transfer or assignment, an adoption agreement in the form attached hereto as Exhibit A, pursuant to which such heir, attorney, guardian, estate trustee, executor, trustee, successor (including any successor by reason of amalgamation of any party) or permitted assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such heir, attorney, guardian, estate trustee, executor, trustee, successor (including any successor by reason of amalgamation of any party) or permitted assignee of any Shareholder.

(c) Except in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.

6.11 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.12 Additional Shareholders. Notwithstanding anything to the contrary contained herein, if, after the date of this Agreement, the Company enters into an agreement with any Person to issue shares to such Person, then the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an adoption agreement in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a "Shareholder" and thereafter such Person shall be deemed a "Shareholder" for all purposes under this Agreement.

6.13 Governing Law. This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

6.14 Counterparts. This Agreement may be executed in counterparts and by means of facsimile, portable document format (PDF), electronic signature or other transmission method, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

6.15 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.16 No Strict Construction. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

6.17 Number and Gender. Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

6.18 Aggregation of Shares. All Capital Shares held or acquired by a Shareholder and its Affiliates and Associates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Shareholder and its Affiliates and Associates may apportion such rights as among themselves in any manner they deem appropriate.

6.19 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Shareholder shall be entitled to specific performance of the agreements and obligations of the Company and the other Shareholders hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

6.20 Independent Legal Advice. The parties acknowledge that they have entered into this Agreement willingly with full knowledge of the obligations imposed by the terms of this Agreement. The parties further acknowledge that they have been afforded the opportunity to obtain independent legal advice and confirm by the execution of this Agreement that they have either done so or waived their right to do so, and agree that this Agreement constitutes a binding legal obligation and that they are estopped from raising any claim on the basis that they have not obtained such advice.

6.21 Conflict with Constating Documents. In the event of any conflict or inconsistency between the provisions of this Agreement and the Company's Constating Documents, the provisions of this Agreement shall prevail and govern to the extent permitted by law. The Shareholders agree that they shall promptly initiate all necessary proceeding, vote their respective Shares and take any such further action as is required by the Shareholders so as to cause the Constating Documents to be amended in order to resolve such conflict or inconsistency in favour of the provisions of this Agreement.

[Signature pages follow]

SCHEDULE A

SHAREHOLDERS

Name

Redacted

Schedule A to the Right of First Refusal and Co-Sale Agreement

Redacted

Schedule A to the Right of First Refusal and Co-Sale Agreement

Redacted

Schedule A to the Right of First Refusal and Co-Sale Agreement

EXHIBIT A

ADOPTION AGREEMENT

THIS ADOPTION AGREEMENT (the "Adoption Agreement") is executed on by the undersigned ("Holder") pursuant to the terms of that certain Right of First Refusal and Co-Sale Agreement dated as of April 12, 2021 (the "Agreement"), by and among Naqi Logix Inc. (the "Company") and its shareholders, as such Agreement may be amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, Holder agrees as follows.

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares in the capital of the Company (the "Shares"), for one of the following reasons (Check the correct box):

☐ in accordance with Section 6.10 of the Agreement, in which case Holder will be a "Shareholder" for all purposes of the Agreement.

☐ in accordance with Section 6.12 of the Agreement, in which case Holder will be a "Shareholder" for all purposes of the Agreement.

1.2 Agreement.  Holder hereby (a) agrees that the Shares, and any other shares in the capital of the Company required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or the email address listed below Holder's signature hereto.

Holder:		Agreed and Accepted:
By:		NAQI LOGIX INC.
Name:		By:
Title:		Name:
Address:	(Offline Investor)	Title:
Email:		Email:

________________________________________________________

NAQI LOGIX INC.

SHAREHOLDER RIGHTS AGREEMENT

________________________________________________________

SHAREHOLDER RIGHTS AGREEMENT

THIS SHAREHOLDER RIGHTS AGREEMENT (the "Agreement") is made and entered into as of April 12,2021, by and among Naqi Logix Inc., a corporation existing under the Business Corporations Act (British Columbia) (the "Company") and those shareholders of the Company listed on Schedule A (together with any subsequent shareholders, or any transferees, who become parties hereto pursuant to Sections 3.1, 5.1 or 5.13) (the "Shareholders").

RECITALS

WHEREAS, the Shareholders wish to receive certain information from the Company to participate in future equity offerings by the Company;

AND WHEREAS, the Shareholders and the Company hereby agree that this Agreement shall govern the rights of the Shareholders to receive certain information from the Company and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 "Affiliate" means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2 "Associate" means, with respect to any natural person: (a) a body corporate, if such natural person beneficially owns, directly or indirectly, voting securities carrying more than 50% of the voting rights attached to all voting securities of such body corporate; (b) a trust or estate for the benefit of such natural person or one or more of such natural person's Immediate Family Members; (c) a registered retirement savings plan of such natural person; or (d) an Immediate Family Member of such natural person.

1.3 "Board" means the board of directors of the Company.

1.4 "Canadian Securities Law" means the securities laws of each province and territory of Canada, and the rules, instruments, regulations, notices and policies of each securities commission or other securities regulatory authority in each province or territory in Canada.

1.5 "Common Shares" means collectively, the Voting Common Shares and the Non-Voting Common Shares." for BC Companies.

1.6 "Competitor" means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in substantially the same business as the Company, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than 20% of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of such Competitor.

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1.7 "Constating Documents" means the certificate of incorporation, certificate of change of name, notice of articles and articles of the Company, together with any amendments thereto or replacements thereof from time to time.

1.8 "Deemed Liquidation Event" means, unless the holders of a majority of the outstanding voting shares in the capital of the Company elect otherwise by written notice sent to the Company at least 10 days prior to the effective date of any such event:

(a) an amalgamation or arrangement in which:

(i) the Company is a constituent party; or

(ii) a subsidiary of the Company is a constituent party and the Company issues shares in its capital pursuant to such amalgamation or arrangement,

except any such amalgamation or arrangement involving the Company or a subsidiary of the Company in which the shares in the capital of the Company outstanding immediately prior to such amalgamation or arrangement continue to represent, or are converted into or exchanged for shares that represent, immediately following such amalgamation or arrangement, at least a majority, by voting power, of the outstanding shares in the capital of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such amalgamation or arrangement, the parent corporation of such surviving or resulting corporation; or

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

1.9 "Derivative Securities" means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Shares, including options and warrants.

1.10 "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.11 "Founders" means Mark A. Godsy, Vladimiro Cernetig, Gary A. Roshak, Thomas Dean, Almaz Nanjappa, Satya Narayana Jaddu, Scott Dunlop, Brant Pidvidic, Victor Joseph Allgeier, Srinivasa Rao Edara, Amar Pal Gampa, Grace Wiranata, Sai Hardhik Jaddu, Olaf Strassner, Robert Aaron Fashler, David Segal, Robert Thomas Payne, Osman Sinan Tumer and The Harrisburg University of Science and Technology, collectively; and "Founder" means any one of them individually.

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1.12 "GAAP" means generally accepted accounting principles in Canada.

1.13 "Immediate Family Member" means, with respect to a natural person, a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of such natural person.

1.14 "including" (or "includes") means including (or includes) without limitation.

1.15 "IPO" means the Company's first underwritten public offering of its

Common Shares.

1.16 "Major Shareholder" means any Shareholder holding at least 5% of the votes attached to the outstanding voting shares in the capital of the Company, on an as converted and fully diluted basis.

1.17 "New Securities" means, collectively, equity securities in the capital of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.18 "Non-Voting Common Shares" means the Non-Voting Common shares in the capital of the Company.

1.19 "Person" means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.20 "Right of First Refusal and Co-Sale Agreement" means the Right of First Refusal and Co-Sale Agreement among the Company and its Shareholders dated as of the date hereof, as the same may be amended, restated or replaced from time to time.

1.21 "Shareholder Agreements" means: (a) this Agreement; (b) the Voting Agreement; and (c) the Right of First Refusal and Co-Sale Agreement.

1.22 "Supermajority Holders" means two or more Shareholders of record holding in aggregate, at the time of reference, shares to which are attached more than two-thirds of the votes attached to the outstanding shares in the capital of the Company.

1.23 "Voting Agreement" means the Voting Agreement among the Company and its Shareholders dated as of the date hereof, as the same may be amended, restated or replaced from time to time.

1.24 "Voting Common Shares" means the Voting Common shares in the capital of the Company.

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2. Information Rights.

2.1 Delivery of Financial Statements.

(a) The Company shall deliver to each Major Shareholder, provided that the Board has not reasonably determined that such Major Shareholder is a Competitor, as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company, financial statements of the Company for and as at the end of such fiscal year (including a balance sheet of the Company as at the end of such fiscal year and statements of income, retained earnings and change in cash flow of the Company for such fiscal year), prepared in accordance with GAAP, consistently applied, and accompanied by a review engagement report by independent accountants.

(b) If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

(c) Subject to Section 2.1(d), each Shareholder that is not a Major Shareholder hereby irrevocably confirms that such Shareholder does not wish to receive annual financial statements of the Company.

(d) Notwithstanding Section 2.1(c), each Shareholder that is not a Major Shareholder shall be entitled, so long as the Board has not reasonably determined that such Shareholder is a Competitor, to obtain a copy of the financial statements of the Company that were delivered to the Major Shareholders in accordance with Section 2.1(a) as soon as practicable following delivery of a written request to the Company by such Shareholder.

3. Rights to Future Equity Issuances.

3.1 Right of First Offer. Subject to the terms and conditions of this Section 3.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Shareholder. A Major Shareholder shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (a) itself, (b) its Associates and Affiliates, and (c) its beneficial interest holders, such as limited partners, members or any other Person having "beneficial ownership," as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Major Shareholder ("Shareholder Beneficial Owners"); provided that, each such Associate, Affiliate or Shareholder Beneficial Owner: (i) is not a Competitor, unless such party's purchase of New Securities is otherwise consented to by the Board, and (ii) agrees to enter into the Shareholder Agreements, as a "Shareholder" under each such Shareholder Agreement (provided that, any Competitor shall not be entitled to any rights as a Major Shareholder under Section 2.1 and this Section 3.1).

(a) The Company shall give notice (the "Offer Notice") to each Major Shareholder, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

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(b) By notification to the Company within 20 days after the Offer Notice is given, each Major Shareholder may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities that equals the proportion that the Common Shares then held by such Major Shareholder (including all Common Shares then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held by such Major Shareholder) bears to the total number of Common Shares then outstanding (assuming full conversion and/or exercise, as applicable, of all Derivative Securities (including any allocated but unexercised options in the capital of the Company)). At the expiration of such 20 day period, the Company shall promptly notify each Major Shareholder that elects to purchase or acquire all the New Securities available to it (each, a "Fully Exercising Shareholder") of the failure of any other Major Shareholder who is not a Founder to do likewise. During the 10 day period commencing after the Company has given such notice, each Fully Exercising Shareholder may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of New Securities specified above, up to that portion of the New Securities for which Major Shareholders who are not Founders were entitled to subscribe for but that were not subscribed for by such Major Shareholders that is equal to the proportion that the Common Shares issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held, by such Fully Exercising Shareholder bears to the Common Shares issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held, by all Fully Exercising Shareholders who wish to purchase such unsubscribed New Securities. The closing of any sale pursuant to this Section 3.1(b) shall occur on the later of: (i) 90 days after the date that the Offer Notice is given; and (ii) the date of initial sale of New Securities pursuant to Section 3.1(c).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 3.1(b), the Company may, during the 90-day period following the expiration of the periods provided in Section 3.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at the same price and upon the same terms as specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Shareholders in accordance with this Section 3.1.

(d) The right of first offer in this Section 3.1 shall not be applicable to:

(i) Common Shares or Derivative Securities issued as a dividend or distribution on any shares in the capital of the Company;

(ii) Common Shares or Derivative Securities issued by reason of a share split;

(iii) Common Shares or Derivative Securities issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board;

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(iv) Common Shares or Derivative Securities actually issued upon the exercise of other Derivative Securities, or Common Shares actually issued upon the conversion or exchange of Derivative Securities, in each case provided such issuance is pursuant to the terms of such Derivative Security and such Derivative Security was issued in accordance with this Section 3.1;

(v) Common Shares or Derivative Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board;

(vi) Common Shares or Derivative Securities issued to suppliers or third-party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board;

(vii) Common Shares or Derivative Securities issued pursuant to the acquisition of another corporation by the Company by amalgamation, arrangement, purchase of all or substantially all of the assets or shares or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board; or

(viii) Common Shares or Derivative Securities issued in connection with sponsored research, collaboration, technology license, development, original equipment manufacturer (OEM), marketing or other similar agreements or strategic partnerships approved by the Board.

4. Additional Covenants.

4.1 Insurance. The Company shall use its commercially reasonable efforts to obtain from financially sound and reputable insurers directors and officers liability insurance in an amount and on terms and conditions satisfactory to the Board, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board determines that such insurance should be discontinued.

4.2 Employee Agreements. The Company will cause each person now or hereafter employed by it or by any subsidiary of the Company (or engaged by the Company or any subsidiary of the Company as a consultant/independent contractor) and with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement substantially in the form approved by the Board. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above- referenced agreements or any restricted share agreement between the Company and any employee, without Board approval.

4.3 Employee Shares. Unless otherwise approved by the Board, all future advisors, employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares in the capital of the Company after the date hereof shall be required to execute restricted share or option agreements, as applicable, providing for (a) vesting of shares or options (as the case may be) over a four year period, with the first 25% of such shares or options (as applicable) vesting on the first anniversary of continued employment or service, and the remaining shares or options (as applicable) vesting in equal monthly installments over the following three years, and (b) the execution and delivery of adoption agreements to the Shareholder Agreements in form and substance satisfactory to the Company as a condition precedent to such employee or consultant becoming a shareholder of the Company. In addition, unless otherwise approved by the Board, the Company shall retain a "right of first refusal" on employee transfers of shares in the capital of the Company until the Company's IPO and shall have the right to repurchase unvested shares at cost upon the cessation of employment or service of a holder of restricted shares.

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4.4 Board Matters. Unless otherwise determined by the vote of a majority of the Board, the Board shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company's travel policy) in connection with attending meetings of the Board. The Board may establish such committees of the Board as it considers appropriate, each of which shall consist solely of non-management directors.

4.5 Successor Indemnification. If the Company or any of its successors or assignees amalgamates, consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such amalgamation, consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company's Articles or elsewhere, as the case may be.

5. Miscellaneous.

5.1 Successors and Assigns.

(a) The rights under this Agreement may be assigned (but only with all related obligations) by a Shareholder in connection with the transfer of shares in the capital of the Company to a transferee (i) that is an Affiliate or an Associate of such Shareholder; or (ii) that after such transfer, such transferee is a Major Shareholder; provided, however, that (1) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and such shares with respect to which such rights are being transferred; and (2) such transferee agrees by executing an adoption agreement in the form attached hereto as Exhibit A to be bound by and subject to the terms of this Agreement as a Shareholder and thereafter such Person shall be deemed a Shareholder for all purposes under this Agreement.

(b) The terms and conditions of this Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, attorneys, guardians, estate trustees, executors, trustees, successors (including any successor by reason of amalgamation of any party) and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective heirs, attorneys, guardians, estate trustees, executors, trustees, successors (including any successor by reason of amalgamation of any party) and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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5.2 Termination. This Agreement (other than Section 4.5) shall terminate and be of no further force or effect (a) immediately before the consummation of the IPO, (b) when the Company first becomes (i) subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act or (ii) a reporting issuer pursuant to applicable Canadian Securities Laws, or (c) upon a Deemed Liquidation Event, whichever event occurs first. Section 4.5 shall survive the termination of this Agreement.

5.3 Governing Law. This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

5.4 Counterparts. This Agreement may be executed in counterparts and by means of facsimile, portable document format (PDF), electronic signature or other transmission method, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

5.5 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6 No Strict Construction. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

5.7 Number and Gender. Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

5.8 Statutory References. A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements or supersedes any such statute or any such regulation.

5.9 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by email or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their mailing address, email address or facsimile number as set forth in the corporate records of the Company, as the case may be, or to such mailing address, email address or facsimile number as subsequently modified by written notice given in accordance with this Section 5.9. If notice is given to the Company, it shall be sent to c/o Osler, Hoskin & Harcourt LLP, 1055 West Hastings Street, Suite 1700, Vancouver, British Columbia, V6E 2E9, Attn: Mark Godsy; email: magodsy@shaw.ca; and a copy (which shall not constitute notice) shall also be sent to Osler, Hoskin & Harcourt LLP, 1055 West Hastings Street, Suite 1700, Vancouver, British Columbia, V6E 2E0, Attn. Mark Longo, facsimile: (778) 785-2745; email: mlongo@osler.com.

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5.10 Amendments; Waivers and Termination. This Agreement may be amended, modified or terminated (other than pursuant to Section 5.2) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company and (b) the Supermajority Holders, provided that the consent of a particular Shareholder shall be required for any amendment or waiver if such amendment or waiver either (A) is directly applicable to the unique rights of such Shareholder set forth in the Agreement or (B) adversely affects the rights of such Shareholder in a manner that is different than the effects on the rights of the other Shareholders holding the same class or series, as the case may be, of shares in the capital of the Company. Any amendment, modification, termination or waiver so effected shall be binding upon the Company and the Shareholders and all of their respective heirs, attorneys, guardians, estate trustees, executors, trustees, successors (including any successor by reason of amalgamation of any party) and permitted assigns whether or not such party, heir, attorney, guardian, estate trustee, executor, trustee, successor or permitted assign entered into or approved such amendment, termination or waiver. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. Notwithstanding the foregoing, Schedule A hereto may be amended by the Company from time to time to add information regarding additional Shareholders or to reflect transfers or repurchases of shares in the capital of the Company or changes to the names of the parties without the consent of the other parties hereto.

5.11 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.12 Aggregation of Shares. All shares in the capital of the Company held or acquired by a Shareholder and its Affiliates and Associates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Shareholder and its Affiliates and Associates may apportion such rights as among themselves in any manner they deem appropriate.

5.13 Additional Shareholders. Notwithstanding anything to the contrary contained herein, if, after the date of this Agreement, the Company enters into an agreement with any Person to issue shares to such Person, then the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an adoption agreement in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a Shareholder and thereafter such Person shall be deemed a Shareholder for all purposes under this Agreement.

5.14 Entire Agreement. This Agreement (including any schedules and exhibits hereto), together with the other Shareholder Agreements, constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and all other written or oral agreements relating to the subject matter hereof existing between the parties are expressly canceled.

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5.15 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the courts of the Province of British Columbia for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the courts of the Province of British Columbia, and (c) hereby waive, and agree not to assert, by way of motion, as a defence, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

5.16 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

5.17 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non- defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.18 Independent Legal Advice. The parties acknowledge that they have entered into this Agreement willingly with full knowledge of the obligations imposed by the terms of this Agreement. The parties further acknowledge that they have been afforded the opportunity to obtain independent legal advice and confirm by the execution of this Agreement that they have either done so or waived their right to do so, and agree that this Agreement constitutes a binding legal obligation and that they are estopped from raising any claim on the basis that they have not obtained such advice.

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5.19 Conflict with Constating Documents. In the event of any conflict or inconsistency between the provisions of this Agreement and the Company's Constating Documents the provisions of this Agreement shall prevail and govern to the extent permitted by law. The Shareholders agree that they shall promptly initiate all necessary proceeding, vote their respective Shares and take any such further action as is required by the Shareholders so as to cause the Constating Documents to be amended in order to resolve such conflict or inconsistency in favour of the provisions of this Agreement.

[Signature pages follow]

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SCHEDULE A

SHAREHOLDERS

Name

Redacted

Schedule A to the Shareholder Rights Agreement

Redacted

Schedule A to the Shareholder Rights Agreement

Redacted

Schedule A to the Shareholder Rights Agreement

EXHIBIT A

ADOPTION AGREEMENT

THIS ADOPTION AGREEMENT (the "Adoption Agreement") is executed on , by the undersigned ("Holder") pursuant to the terms of that certain Shareholder Rights Agreement dated as of April 12, 2021 (the "Agreement"), by and among Naqi Logix Inc. (the "Company") and its shareholders, as such Agreement may be amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, Holder agrees as follows.

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares in the capital of the Company (the "Shares"), for one of the following reasons (Check the correct box):

☐ in accordance with Section 3.1 of the Agreement, in which case Holder will be a "Shareholder" for all purposes of the Agreement.

☐ in accordance with Section 5.1 of the Agreement, in which case Holder will be a "Shareholder" for all purposes of the Agreement.

☐ in accordance with Section 5.13 of the Agreement, in which case Holder will be a "Shareholder" for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the Shares, and any other shares in the capital of the Company required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or email address listed below Holder's signature hereto.

Holder:		Agreed and Accepted:
By:		NAQI LOGIX INC.
Name:		By:
Title:		Name:
Address:	(Offline Investor)	Title:
Email:		Email:

________________________________________________________

NAQI LOGIX INC.

VOTING AGREEMENT

________________________________________________________

i

ii

VOTING AGREEMENT

THIS VOTING AGREEMENT (the "Agreement") is made and entered into as of April 12, 2021 by and among Naqi Logix Inc., a corporation existing under the Business Corporations Act (British Columbia) (the "Company") and those shareholders of the Company listed on Schedule A (together with any subsequent shareholders, or any transferees, who become parties hereto pursuant to Section 6.2 or 6.3) (the "Shareholders").

RECITALS

WHEREAS, the Shareholders own all of the outstanding Shares (as defined below);

AND WHEREAS, the Shareholders and the Company desire to (a) provide certain Shareholders with the right, among other rights, to designate the election of certain members of the board of directors of the Company (the "Board") in accordance with the terms of this Agreement; and (b) set forth agreements and understandings with respect to how Shares (as defined below) held by the Shareholders will be voted on, or tendered in connection with, a Sale of the Company (as defined below).

NOW, THEREFORE, the parties agree as follows:

1. Voting Provisions Regarding the Board of Directors.

1.1 Size of the Board. Each Shareholder shall vote, or cause to be voted, all Shares (as defined below) owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at a number corresponding to the number of persons designated pursuant to Section 1.2. For purposes of this Agreement, the term "Shares" means shares in the capital of the Company, including all Voting Common Shares and Non-Voting Shares (the "Common Shares"), now owned or subsequently acquired by a Shareholder, however acquired, whether through share splits, share dividends, reclassifications, recapitalizations, similar events or otherwise, but excluding, for greater certainty, any other securities that are, directly or indirectly, convertible into or exchangeable or exercisable for shares in the capital of the Company.

1.2 Board Composition. Each Shareholder shall vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written resolution of the shareholders, the following persons shall be elected to the Board:

(a) up to seven individuals designated by Mark Godsy ("Godsy") for so long as Godsy continues Providing Services to the Company, one of whom shall initially be Godsy.

For purposes of this Agreement: (i) an individual, firm, corporation, partnership, association, lim- ited liability company, trust or any other entity (collectively, a "Person") shall be deemed an "Affiliate" of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person; (ii) "Associate" means, with respect to any natural person: (1) a body corporate, if such natural person beneficially owns, directly or indirectly, voting securities carrying more than 50% of the voting rights attached to all voting securities of such body corporate; (2) a trust or estate for the benefit of such natural person or one or more of such natural person's Immediate Family Members (as defined below); (3) a registered retirement savings plan of such natural person; or (4) an Immediate Family Member of such natural person; (iii) "Immediate Family Member" means, with respect to a natural person, a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in- law, brother-in-law, or sister-in-law, including adoptive relationships, of such natural person; and (iv) a Person shall be deemed to be "Providing Services to the Company" if such Person is either: (1) employed as an employee of the Company or any subsidiary of the Company on a full-time or part-time basis; (2) engaged by the Company or any subsidiary of the Company as an independent contractor, consultant or an advisor pursuant to a written or oral agreement; (3) appointed as an officer of the Company or any subsidiary of the Company; or (4) otherwise providing services to the Company or any subsidiary of the Company in his or her capacity as an owner of the Company.

1.3 Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be re-elected if still eligible to serve as provided herein.

1.4 Removal of Board Members. Each Shareholder shall vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a) no director elected pursuant to Sections 1.2 or 1.3 may be removed from office unless such removal is directed or approved by the affirmative vote of the Person, or Persons, entitled under Section 1.2 to designate that director;

(b) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 1.2 or 1.3 shall be filled pursuant to the provisions of this Section 1; and

(c) upon the request of any party entitled to designate a director as provided in Section 1.2 to remove such director, such director shall be removed.

All Shareholders shall execute any written resolutions required to perform their respective obligations under this Section 1.4, and the Company shall, at the request of any party entitled to designate directors, call a special meeting of shareholders for the purpose of electing directors. Without limiting the foregoing, the Board shall take all steps necessary for the Company, to the extent permitted by law, to fill vacancies in accordance with this Section 1.

1.5 No Liability for Election of Recommended Directors. No Shareholder, nor any Affiliate or Associate of any Shareholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Shareholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

1.6 Ceasing To Have the Right to Nominate a Director. If any Shareholder ceases to have the right to designate a director pursuant to Section 1.2, then such director shall be designated by one or more Shareholders of record holding in aggregate, at the time of reference, shares to which are attached more than 50% of the votes attached to the outstanding Shares (the "Majority Holders").

1.7 Board Chair. The majority of directors then in office may vote to appoint the chair of the Board. In the case of an equality of votes, the chair of the Board (or of a particular meeting of the Board) shall not be entitled to a second or casting vote.

2. Voting Regarding Shareholder Actions. Subject to Section 3, (a) if: (i) in the case of any action that would require a "special resolution" (as defined in the Business Corporations Act (British Columbia) (the "Act")) to be approved by the Shareholders or would entitle any Shareholders to vote as a separate class or series as required pursuant to the Act, one or more Shareholders of record holding in aggregate, at the time of reference, shares to which are attached more than two-thirds of the votes attached to the outstanding Shares (the "Supermajority Holders"); (ii) in the case of any other action that would require an "ordinary resolution" (as defined in the Act) to be approved by the Shareholders; or (iii) in the case of waiving the requirement to appoint an auditor or the requirement to produce or publish financial statements under the Act which would require a "unanimous resolution" (as defined in the Act) to be approved by all Shareholders, the Majority Holders, in any such case, agree by written consent to approve such action (each action, a "Shareholder Action"); and (b) such Shareholder Action has also been approved by the Board, then all Shareholders shall: (1) vote all of their respective Shares in favour of such Shareholder Action; (2) waive any dissent, appraisal or similar rights to which they may be entitled with respect to such Shareholder Action (or the underlying action or transaction to which such Shareholder Action pertains) to the extent permitted by law; and (3) execute and deliver all resolutions, consents and other instruments in favour of such Shareholder Action.

3. Drag-Along Right.

3.1 Definitions.

(a) A "Sale of the Company" means either: (i) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from Shareholders, Shares representing more than 50% of the outstanding voting power of the Company (a "Share Sale"); or (ii) a Deemed Liquidation Event (as defined below).

(b) "Deemed Liquidation Event" means, unless the holders of a majority of the outstanding voting shares in the capital of the Company elect otherwise by written notice sent to the Company at least 10 days prior to the effective date of any such event:

(i) an amalgamation or arrangement in which: (1) the Company is a constituent party; or (2) a subsidiary of the Company is a constituent party and the Company issues shares in its capital pursuant to such amalgamation or arrangement, except any such amalgamation or arrangement involving the Company or a subsidiary of the Company in which the shares in the capital of the Company outstanding immediately prior to such amalgamation or arrangement continue to represent, or are converted into or exchanged for shares that represent, immediately following such amalgamation or arrangement, at least a majority, by voting power, of the outstanding shares in the capital of (X) the surviving or resulting corporation or (Y) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such amalgamation or arrangement, the parent corporation of such surviving or resulting corporation; or

(ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

3.2 Actions to be Taken. If, the Supermajority Holders (the "Electing Holders") and the Board approve a Sale of the Company specifying, in writing, that this Section 3 shall apply to such transaction, then each Shareholder and the Company shall:

(a) if such transaction requires shareholder approval, with respect to all Shares that such Shareholder owns or over which such Shareholder otherwise exercises voting power, vote (in person, by proxy or by action by written resolution, as applicable) all Shares in favour of, and adopt, such Sale of the Company (together with any related amendment to the articles and notice of articles of the Company (as may be amended from time to time) (the "Articles") required in order to implement such Sale of the Company) and vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(b) if such transaction is a Share Sale, sell the same proportion of Shares beneficially held by such Shareholder as is being sold by the Electing Holders to the Person to whom the Electing Holders propose to sell their Shares, and, except as permitted in Section 3.3, on the same terms and conditions as the Electing Holders;

(c) execute and deliver all related documentation and take any such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Electing Holders in order to carry out the terms and provision of this Section 3, including executing and delivering instruments of conveyance and transfer, any purchase agreement, merger agreement, amalgamation agreement, arrangement agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;

(d) not deposit, and cause their Affiliates and Associates not to deposit, except as provided in this Agreement, any Shares owned by such Shareholder or any Affiliate or Associate of such Shareholder in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquiror in connection with the Sale of the Company;

(e) refrain from exercising any dissent rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

(f) if the consideration to be paid in exchange for the Shares pursuant to this Section 3 includes any securities and due receipt thereof by any Shareholder would require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (ii) the provision to any Shareholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to "accredited investors" as defined in Section 1.1 of Regulation 45-106 respecting Prospectus Exemptions in Québec and in National Instrument 45-106 elsewhere in Canada or as defined in Regulation D promulgated under the United States Securities Act of 1933, as amended (in either case, "Accredited Investors"), the Company may cause to be paid to any such Shareholder in lieu thereof, against surrender of the Shares that would have otherwise been sold by such Shareholder, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities that such Shareholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares; and

(g) if the Electing Holders, in connection with such Sale of the Company, appoint a shareholder representative (the "Shareholder Representative") with respect to matters affecting the Shareholders under the applicable definitive transaction agreements following consummation of such Sale of the Company, (i) consent to (1) the appointment of such Shareholder Representative, (2) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (3) the payment of such Shareholder's pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Shareholder Representative in connection with such Shareholder Representative's services and duties in connection with such Sale of the Company and its related service as the representative of the Shareholders, and (ii) not assert any claim or commence any suit against the Shareholder Representative or any other Shareholder with respect to any action or inaction taken or failed to be taken by the Shareholder Representative in connection with its service as the Shareholder Representative, absent fraud or wilful misconduct.

3.3 Exceptions. Notwithstanding the foregoing, a Shareholder shall not be required to comply with Section 3.2 in connection with any proposed Sale of the Company (the "Proposed Sale") unless:

(a) any representations and warranties to be made by such Shareholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including representations and warranties that (i) the Shareholder holds all right, title and interest in and to the Shares such Shareholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Shareholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Shareholder have been duly executed by the Shareholder and delivered to the acquirer and are enforceable against the Shareholder in accordance with their respective terms, and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Shareholder's obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;

(b) the Shareholder shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Proposed Sale, other than the Company (except that and only to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Shareholder of any representations, warranties and covenants provided by all Shareholders with respect to the Company);

(c) the liability for indemnification, if any, of such Shareholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company or its Shareholders in connection with such Proposed Sale is several and not joint with any other Person (except that and only to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Shareholder of any representations, warranties and covenants provided by all Shareholders with respect to the Company), and subject to the provisions of the Articles related to the allocation of the escrow, is pro rata in proportion to, and does not exceed, the amount of consideration paid to such Shareholder in connection with such Proposed Sale;

(d) liability shall be limited to such Shareholder's applicable share (determined based on the respective proceeds payable to each Shareholder in connection with such Proposed Sale in accordance with the provisions of the Articles) of a negotiated aggregate indemnification amount that applies equally to all Shareholders but that in no event exceeds the amount of consideration otherwise payable to such Shareholder in connection with such Proposed Sale, except with respect to claims related to fraud by such Shareholder, the liability for which need not be limited as to such Shareholder;

(e) upon the consummation of the Proposed Sale, (i) each holder of each class or series of Shares will receive the same form of consideration for their Shares of such class or series as is received by other holders in respect of their Shares of such same class or series, (ii) each holder of Common Shares will receive the same amount of consideration per Common Share as is received by other holders in respect of their Common Shares, and (iii) the aggregate consideration receivable by all Shareholders shall be allocated among the Shareholders on the basis of the relative liquidation preferences to which the Shareholders are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Articles in effect immediately prior to the Proposed Sale; provided, however, that, notwithstanding the foregoing, if the consideration to be paid in exchange for any Shareholder's Shares pursuant to this Section 3.3(e) includes any securities and due receipt thereof by any Shareholder would require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (ii) the provision to any Shareholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to Accredited Investors, the Company may cause to be paid to any such Shareholder in lieu thereof, against surrender of such Shareholders' Shares, which would have otherwise been sold by such Shareholder, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Shareholder would otherwise receive as of the date of the issuance of such securities in exchange for such Shareholder's Shares; and

(f) subject to Section 3.3(e), if any holders of any class or series of Shares are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such class or series of Shares will be given the same option; provided, however, that nothing in this Section 3.3(f) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder's failure to satisfy any condition, requirement or limitation that is generally applicable to the Shareholders.

3.4 Restrictions on Sales of Control of the Company. No Shareholder shall be a party to any Share Sale unless all Shareholders are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Articles in effect immediately prior to the Share Sale (as if such transaction were a Deemed Liquidation Event).

4. Remedies.

4.1 Covenants of the Company. The Company shall use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include the use of the Company's best efforts to cause the nomination and election of the directors as provided in this Agreement.

4.2 Irrevocable Proxy and Power of Attorney. Each Shareholder hereby constitutes and appoints as the proxies of such Shareholder and hereby grants a power of attorney to the Chief Executive Officer of the Company (or if no such officer is appointed, the most senior officer of the Company) and a designee of the Electing Holders, and each of them, with full power of substitution, with respect to the matters set forth herein, including election of persons as members of the Board in accordance with Section 1, votes regarding any Shareholder Action pursuant to Section 2 and votes regarding any Sale of the Company pursuant to Section 3, and hereby authorizes each of them to represent and to: (a) vote, if and only if such Shareholder (i) fails to vote (whether by proxy, in person or by written resolution) (it being understood that failing to execute a written resolution within 48 hours of being requested shall constitute a failure to vote) or (ii) attempts to vote (whether by proxy, in person or by written resolution), in a manner which is inconsistent with the terms of this Agreement, all of such Shareholder's Shares in favour of the election or removal of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement or the approval of the Shareholder Action or approval of any Sale of the Company pursuant to and in accordance with the terms and provisions of Sections 2 and 3, respectively, or (b) take any action necessary to effect Sections 2 and 3, respectively. Each proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the Shareholders in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 5. Each Shareholder hereby revokes any and all previous proxies or powers of attorney with respect to such Shareholder's Shares that conflict with the proxy and power of attorney granted pursuant to this Section 4.2 and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 5, purport to grant any other proxy or power of attorney with respect to any of such Shareholder's Shares, deposit any of such Shareholder's Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of such Shareholder's Shares, in each case, with respect to any of the matters set forth herein.

4.3 Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event that any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Shareholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court in the Province of British Columbia.

4.4 Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5. Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate, other than Section 6.1, upon the earliest to occur of (a) the consummation of the Company's first underwritten public offering of its Common Shares (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its share option, share purchase or similar plan or an SEC Rule 145 transaction); (b) the consummation of a Sale of the Company and distribution of proceeds to or in escrow for the benefit of the Shareholders in accordance with the Articles, provided that the provisions of Section 3 will continue after the closing of any Sale of the Company to the extent necessary to enforce the provisions of Section 3 with respect to such Sale of the Company; and (c) termination of this Agreement in accordance with Section 6.12. Section 6.1 shall survive the termination of this Agreement.

6. Miscellaneous.

6.1 Confidentiality. Each Shareholder shall keep confidential and will not disclose, divulge or use for any purpose (other than to monitor its ownership of the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement, the Shareholder Rights Agreement dated the date hereof between the Company and the Shareholders, as may be amended, restated or replaced from time to time (the "Shareholder Rights Agreement") and the Right of First Refusal and Co-Sale Agreement dated the date hereof between the Company and the Shareholders, as may be amended, restated or replaced from time to time (the "Right of First Refusal and Co-Sale Agreement"), including notice of the Company's intention to file a registration statement, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 6.1 by such Shareholder), (b) is or has been independently developed or conceived by such Shareholder without use of the Company's confidential information, or (c) is or has been made known or disclosed to such Shareholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Shareholder may disclose confidential information (i) to its lawyers, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring such Shareholder's investment in the Company; (ii) to any prospective purchaser of any shares in the capital of the Company from such Shareholder, if such prospective purchaser agrees to be bound by the provisions of this Section 6.1; (iii) to any existing or prospective Affiliate, Associate, partner, member, shareholder or wholly-owned subsidiary of such Shareholder in the ordinary course of business, provided that in each case of (i), (ii) or (iii), such Shareholder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that such Shareholder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

6.2 Additional Parties. If, after the date of this Agreement, the Company enters into an agreement with any Person to issue Shares to such Person, then the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an adoption agreement substantially in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a Shareholder and thereafter such Person shall be deemed a Shareholder for all purposes under this Agreement.

6.3 Transfers. Each transferee or assignee of any Shares subject to this Agree- ment shall continue to be subject to the terms hereof, and, as a condition precedent to the Com- pany's recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an adoption agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an adoption agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee's signature appeared on the signature pages of this Agreement and shall be deemed to be a Shareholder. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 6.3. Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 6.16.

6.4 Successors and Assigns. The terms and conditions of this Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, attorneys, guardians, estate trustees, executors, trustees, successors (including any successor by reason of amalgamation of any party) and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.5 Governing Law. This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

6.6 Counterparts. This Agreement may be executed in counterparts and by means of facsimile, portable document (PDF), electronic signature or other transmission method, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

6.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.8 No Strict Construction. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

6.9 Including. Where the word "including" or "includes" is used in this Agreement, it means "including (or includes) without limitation".

6.10 Number and Gender. Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by email or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their mailing address, email address or facsimile number as set forth in the corporate records of the Company, as the case may be, or to such mailing address, email address or facsimile number as subsequently modified by written notice given in accordance with this Section 6.11. If notice is given to the Company, it shall be sent to c/o Osler, Hoskin & Harcourt LLP, 1055 West Hastings Street, Suite 1700, Vancouver, British Columbia, V6E 2E9, Attn: Mark Godsy; email: magodsy@shaw.ca; and a copy (which shall not constitute notice) shall also be sent to Osler, Hoskin & Harcourt LLP, 1055 West Hastings Street, Suite 1700, Vancouver, British Columbia, V6E 2E0, Attn. Mark Longo, facsimile: (778) 785-2745; email: mlongo@osler.com.

6.12 Consent Required to Amend, Terminate or Waive. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; and (b) the Supermajority Holders. Notwithstanding the foregoing:

(a) this Agreement may not be amended or terminated and the obser- vance of any term of this Agreement may not be waived with respect to a particular Shareholder without the written consent of such Shareholder unless such amendment, termination or waiver applies to all Shareholders holding the same class or series, as the case may be, of Shares in the same fashion;

(b) the consent of a particular Shareholder shall not be required for any amendment or waiver if such amendment or waiver either (1) is not directly applicable to the unique rights of such Shareholder set forth in the Agreement or (2) does not adversely affect the rights of such Shareholder in a manner that is different than the effect on the rights of the other Shareholders holding the same class or series, as the case may be, of Shares;

(c) Schedule A hereto may be amended by the Company from time to time to add information regarding additional Shareholders or to reflect transfers or repurchases of Shares or changes to the names or addresses of the parties without the consent of the other parties hereto;

(d) any provision hereof may be waived by the waiving party on such party's own behalf, without the consent of any other party; and

(e) the applicable subsection of Section 1.2 shall not be amended or waived without the written consent of the applicable Shareholder.

The Company shall give prompt written notice of any amendment, termination or waiver here- under to any party that did not consent in writing thereto. Any amendment, termination or waiver effected in accordance with this Section 6.12 shall be binding on each party and, as applicable, all of such party's heirs, attorneys, guardians, estate trustees, executors, trustees, successors (including any successor by reason of amalgamation of any party) and assigns, whether or not any such party, heir, attorney, guardian, estate trustee, executor, trustee, successor or assign entered into or approved such amendment, termination or waiver. For purposes of this Section 6.12, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Shareholders circulated by the Company and executed by the Shareholder parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

6.13 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non- defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.14 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.15 Entire Agreement. This Agreement (including any schedules and exhibits hereto), together with the Shareholder Rights Agreement and the Right of First Refusal and Co- Sale Agreement, constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and all other written or oral agreements relating to the subject matter hereof existing between the parties are expressly cancelled.

6.16 Legend on Share Certificates. Each certificate representing any Shares issued after the date hereof shall be endorsed by the Company with a legend reading substantially as follows:

"THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE CORPORATION), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN."

The Company, by its execution of this Agreement, shall cause the certificates evidencing the Shares issued after the date hereof to bear the legend required by this Section 6.16, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Shares upon written request from such holder to the Company at its principal office. The failure to cause the certificates evidencing the Shares to bear the legend required by this Section 6.16 and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

6.17 Share Splits, Share Dividends, etc. In the event of any issuance of Shares hereafter to any of the Shareholders (including in connection with any share split, share dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 6.16.

6.18 Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applica- ble law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

6.19 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

6.20 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the courts of the Province of British Columbia for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the courts of the Province of British Columbia, and (c) hereby waive, and agree not to assert, by way of motion, as a defence, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

6.21 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.22 Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including all reasonable legal fees.

6.23 Aggregation of Shares. All Shares held or acquired by a Shareholder and its Affiliates and Associates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Shareholder and its Affiliates and Associates may apportion such rights as among themselves in any manner they deem appropriate.

6.24 Independent Legal Advice. The parties acknowledge that they have entered into this Agreement willingly with full knowledge of the obligations imposed by the terms of this Agreement. The parties further acknowledge that they have been afforded the opportunity to obtain independent legal advice and confirm by the execution of this Agreement that they have either done so or waived their right to do so, and agree that this Agreement constitutes a binding legal obligation and that they are estopped from raising any claim on the basis that they have not obtained such advice.

6.25 Conflict with Constating Documents. In the event of any conflict or inconsistency between the provisions of this Agreement and the certificate of incorporation, certificate of change of name, notice of articles, and articles of the Company, together with any amendments thereof from time to time (the "Constating Documents") the provisions of this Agreement shall prevail and govern to the extent permitted by law. The Shareholders agree that they shall promptly initiate all necessary proceeding, vote their respective Shares and take any such further action as is required by the Shareholders so as to cause the Constating Documents to be amended in order to resolve such conflict or inconsistency in favour of the provisions of this Agreement.

[Signature pages follow]

SCHEDULE A

SHAREHOLDERS

Name

Redacted

Schedule A to the Voting Agreement

Redacted

Schedule A to the Voting Agreement

Redacted

Schedule A to the Voting Agreement

EXHIBIT A

ADOPTION AGREEMENT

THIS ADOPTION AGREEMENT (the "Adoption Agreement") is executed on , by the undersigned ("Holder") pursuant to the terms of that certain Voting Agreement dated as of April 12, 2021 (the "Agreement"), by and among Naqi Logix Inc. (the "Company") and its shareholders, as such Agreement may be amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, Holder agrees as follows.

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares in the capital of the Company (the "Shares"), for one of the following reasons (Check the correct box):

☐  as a transferee of Shares from a party in such party's capacity as a "Shareholder" bound by the Agreement, and after such transfer, Holder shall be considered a "Shareholder" for all purposes of the Agreement.

☐ in accordance with Section 6.2 of the Agreement, in which case Holder will be a "Shareholder" for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the Shares, and any other shares in the capital of the Company required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or email address listed below Holder's signature hereto.

Holder:		Agreed and Accepted:
By:		NAQI LOGIX INC.
Name:		By:
Title:		Name:
Address:	(Offline Investor)	Title:
Email:		Email: